UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

April 9, 2015

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Wednesday, May 20, 2015, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s ordinary shares, par value $1.00 per share, at the close of business on March 20, 2015 will be entitled to notice of, and to vote at, the Annual General Meeting. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form or by internet or telephone voting as described in the proxy statement.

Sincerely,

John R. Charman

Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2015

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Endurance Specialty Holdings Ltd. (the “Company”) will be held on Wednesday, May 20, 2015, at 8:00 a.m. (local time), at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.

At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:

1.	The election of the directors of the Company, each to serve until the next Annual General Meeting of Shareholders of the Company or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;

3.	A non-binding advisory vote to approve the named executive officer compensation set forth in the proxy statement;

4.	The adoption of the 2015 Employee Share Purchase Plan; and

5.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Shareholders of the Company at the close of business on March 20, 2015, are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2014, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2015.

The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on Form 10-K for the year ended December 31, 2014 are available at www.envisionreports.com/enh.

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, make sure that your shares are represented at the Annual General Meeting by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form, or by internet or telephone voting as described in the proxy statement. Pursuant to the Company’s Amended and Restated Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting. You may obtain directions to be able to attend the meeting and vote in person by contacting Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, please follow the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you requested a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form, or by internet or telephone voting as described in the proxy statement.

By Order of the Board of Directors,

John V. Del Col

Secretary

Pembroke, Bermuda

April 9, 2015

i

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 20, 2015

INTRODUCTION

This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company” or “Endurance”), in connection with the solicitation of proxies by the board of directors of Endurance (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Company’s offices, Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, on Wednesday, May 20, 2015, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. On or about April 9, 2015, we mailed to our shareholders a notice containing information on how to access this proxy statement and how to vote (the “Notice of Internet Availability of Proxy Materials”). This proxy statement, the Notice of Annual General Meeting and the Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) are available at www.envisionreports.com/enh.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving John R. Charman, Michael J. McGuire and John V. Del Col (collectively, the “Proxy Committee”) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:	How do I obtain your proxy materials?

A:	We furnish proxy materials to our shareholders on the internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Q:	What am I voting on?

A:	You are voting on four proposals:

1.	Election of the directors of the Company, each to serve until the next Annual General Meeting of Shareholders of the Company or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	A non-binding advisory vote to approve named executive officer compensation set forth in this proxy statement.

4.	The adoption of the 2015 Employee Share Purchase Plan.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1 and FOR each of Proposal Nos. 2, 3 and 4.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:	Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 20, 2015 (the “Record Date”). Each ordinary share is entitled to one vote. The Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

There	is no cumulative voting of the Company’s ordinary shares.

Q:	What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:	Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form from the organization holding your shares.

Q:	How do I vote?

A:	There are four ways to vote:

1.	By internet, by visiting the web site address shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

2.	By telephone, using the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

3.	By requesting, completing and mailing your proxy card or voting instruction form.

4.	By attending the Annual General Meeting and voting in person.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with your proxy information.

Q:	What will happen if I do not vote my shares?

A:	Shareholders of Record. If you are the shareholder of record and you do not vote your shares by proxy card or voting instruction form, by telephone, via the internet or in person at the Annual General Meeting, your shares will not be voted at the Annual General Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (the “NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3 and 4; however, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2.

Q:	What if I do not specify how my shares are to be voted?

A:	Shareholders of Record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board of Directors and named in this proxy statement (Proposal 1);

•	FOR the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the year ending December 31, 2015 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm (Proposal 2);

•	FOR the approval of an advisory vote to approve named executive officer compensation (Proposal 3);

•	FOR the approval of the 2015 Employee Share Purchase Plan (Proposal 4); and

•	In the discretion of the Proxy Committee regarding any other matters properly presented for a vote at the Annual General Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 2, but do not have discretion to vote on non-routine matters such as Proposals 1, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual General Meeting.

Q:	What is the effect of a broker non-vote?

A:

Brokers or other nominees who hold shares of our ordinary shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual General Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on the proposals to be voted upon at the Annual General Meeting, as each proposal requires either a majority of votes cast in an uncontested election (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3 and 4).

Q:	What vote is required to approve each proposal?

A.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Majority of Votes Cast “FOR” Such Director’s Election	No
Proposal No. 2 – Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast “FOR” such Appointment	Yes
Proposal No. 3 – Advisory Vote to approve Named Executive Officer Compensation	Majority of Votes Cast “FOR” Approval of Compensation	No
Proposal No. 4 – Approval of the 2015 Employee Share Purchase Plan	Majority of Votes Cast “FOR” Approval of Plan	No

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees or vote for all nominees except those specific nominees from whom you withhold your vote. The director nominees will be elected if the number of votes cast “for” such director exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the proposed director or choice receiving the highest number of affirmative votes is elected or chosen, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.

With respect to Proposals 2, 3 and 4, you may vote for, against or abstain. If you abstain from voting on these proposals, the abstention will have the same effect as a vote against the proposals.

Q:	What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 20, 2015, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 20, 2015, there were 45,120,686 ordinary shares outstanding.

Q:	Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 20, 2015, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:

•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the commencement of the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to a proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid legal proxy from the applicable broker, bank or nominee.

Q:	Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals, including certain employees of Endurance who help with processing and counting the vote, have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:	Who will count the vote?

A:	Computershare will count the vote. Its representatives will be the inspectors of election.

Q:	How can I find the results of the Annual General Meeting?

A:	Preliminary results will be announced at the Annual General Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual General Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

A:	We are making this proxy statement available to our shareholders electronically via the internet. On or about April 9, 2015, we mailed the Notice of Internet Availability of Proxy Materials to our shareholders at the close of business on the Record Date, other than those shareholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:	It means your shares are held in more than one account. You should vote the shares in all your accounts. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, TX 77842-3170, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.computershare.com/investor.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual General Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote?” above.

Q:	What is “householding”?

A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may initiate or discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the Notice of Internet Availability of Proxy Materials, Form 10-K or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: Investor Relations.

Q:	Members of our household own the Company’s ordinary shares through a number of different brokerage firms. Will we continue to receive multiple sets of materials?

A:	Yes. If you and others sharing a single address hold the Company’s ordinary shares through multiple brokers, you will continue to receive at least one set of proxy materials from each broker.

Q:	How much did this proxy solicitation cost?

A:	The Company is paying the cost of solicitation and has engaged Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:	How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described under “Board of Directors – Director Nominee Process.” The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2015 Annual General Meeting must have been received by the Company on or prior to December 10, 2014. Shareholder recommendations for director nominees for the 2016 Annual General Meeting must be received by the Company no later than December 11, 2015 and no earlier than November 11, 2015.

Q:	When are the shareholder proposals due for the 2016 Annual General Meeting?

A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2016 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than December 11, 2015 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 24, 2016.

Absent receipt of proper shareholder notice prior to December 11, 2015, the proxies designated by the Board of Directors of Endurance for the 2016 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.

PROPOSALS TO BE VOTED UPON

Proposal No. 1 – Election of Directors

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each nominee has given us about the nominee’s age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment and, in the case of our continuing directors, a commitment of service to the Company and our Board.

The size of the Board of Directors is currently set at 14 members and currently consists of 11 sitting directors. Each of the nominees has consented to being named in this proxy statement and to serve as a director, if elected.

John T. Baily, 71, has been a director since August 2003 and currently serves as Chairman of the Audit Committee and as a member of the Finance Committee of the Board. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of Golub Capital BDC and RLI Corp. He served as Chairman of the Board of Trustees of Albright College from 2007 through 2013, was a director of NYMAGIC, Inc. from 2003 through 2010 and Erie Indemnity Company from 2003 through 2008. Mr. Baily is a graduate of both Albright College (cum laude, BS, Economics) and the University of Chicago (MBA), has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.

We believe Mr. Baily’s qualifications to serve on our Board include Mr. Baily’s more than thirty years of experience in the insurance industry, his extensive accounting knowledge and his membership on the board of directors of other publicly traded insurance companies, which allow him to provide invaluable insight and guidance to our Board on accounting, risk management and industry issues.

Norman Barham, 73, has been a director since August 2004 and currently serves as Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from 1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the NYC Outward Bound Advisory Board. Mr. Barham was chairman of the board of directors of Coral Insurance Company (“Coral”), a Florida domiciled property casualty insurance company, from 2004 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral.

We believe Mr. Barham’s qualifications to serve on our Board include Mr. Barham’s more than thirty years of experience in the insurance brokerage industry, particularly the numerous senior management roles held during his career, which provide him with unique insights that are particularly valuable to the Board, given the Company’s significant use of brokers in both its insurance and reinsurance businesses.

Galen R. Barnes, 68, has been a director since May 2004 and currently serves as a member of the Compensation Committee and the Risk Committee of the Board. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, Inc., the Alliance of American Insurers, National Council on Compensation Insurance and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated Comenity Capital Bank of Salt Lake City, Utah, as a voluntary director of the Self Insurance Board of The Ohio State University and a voluntary director of the Grey Oaks Country Club in Naples, Florida.

We believe Mr. Barnes’ qualifications to serve on our Board include Mr. Barnes’ expertise as an actuary and his service as president and chief operating officer of one of the largest primary insurance companies in the United States, as well as his more than thirty years of experience in the insurance industry and service on a variety of industry boards and committees.

William H. Bolinder, 71, has been a director of the Company since December 2001 and was the lead independent director of the Company from November 2006 to March 2011, a position he resumed in May 2013. Mr. Bolinder served as Chairman of the Board of the Company from March 2011 to May 2013 and currently serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., a financial services company, positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding U.S. Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group from 1998 to 2002. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder has been a director of Genworth Financial, Inc. since October 2010. Mr. Bolinder was a director of Quanta Capital Holdings Ltd. from January 2007 to October 2008. Mr. Bolinder was a director of Coral Insurance Company, a Florida domiciled property casualty insurance company, from March 2008 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral. Mr. Bolinder has also served on the board and committees of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers.

We believe Mr. Bolinder’s qualifications to serve as a director of the Company include Mr. Bolinder’s more than thirty years of experience in the insurance industry, including his many senior management roles at a global insurance and financial services organization, which provide a valuable perspective to the Company’s discussions of operations and the global insurance and reinsurance industry generally, and his prior and current experience sitting on multiple boards of directors.

Philip M. Butterfield, 68, has been a director since November 2014 and currently serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Butterfield is

Chairman of the Board of HSBC Bank Bermuda Limited, having served as Chief Executive Officer from February 2004 until May 2012. Prior to this, Mr. Butterfield held the position of Chief Operating Officer with responsibility for the direction and oversight globally of HSBC Bank Bermuda Limited’s Operations, Systems, Human Resources, Audit, Compliance, Legal and Programme Management Office. Mr. Butterfield joined HSBC Bank Bermuda Limited in 2000 as Chief Administration Officer. Before joining HSBC Bank Bermuda Limited, Mr. Butterfield held a number of senior positions in Private Banking, Corporate Banking, Operations and Technology, and Human Resources with Citibank, which he joined in 1972. Mr. Butterfield is also Chairman of the Bermuda Hospitals Charitable Trust, a member of the Steering Committee for Bermuda First, President of Bermuda Health Foundation, Chairman of the Victor Scott School Alumni Association and a board member of the Bank of Bermuda Foundation, Johns Hopkins Medicine and the American Classical Orchestra.

Mr. Butterfield’s qualifications to serve on our Board include Mr. Butterfield’s more than forty years of experience in the financial services industry, including his senior management roles Private Banking, Corporate Banking, Operations and Technology, and Human Resources, which provide a valuable perspective to the Company’s discussions of operations, information technology and human resources.

Steven W. Carlsen, PhD, 58, has been a director of the Company since February 2006 and currently serves as a member of the Finance Committee and the Risk Committee of the Board. Dr. Carlsen is President of Shadowbrook Advising Inc. (“Shadowbrook”), a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to retiring from Endurance and reactivating his consulting practice in 2006, Dr. Carlsen was a founding member of Endurance, helping to raise the initial capital in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Beginning in May 2012, the Company engaged Shadowbrook and Dr. Carlsen to provide Endurance with underwriting and operating consulting services on a limited basis. Dr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Dr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Dr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Dr. Carlsen holds a B.A. in Mathematics from Cornell University and received his PhD in Economics from Fordham University’s Graduate School of Arts and Sciences in May 2013.

John R. Charman, 62, joined Endurance in May 2013 as Chairman of the Board and Chief Executive Officer. Mr. Charman currently serves as a member of the Finance Committee and the Risk Committee of the Board. Mr. Charman has four decades of global experience in the insurance industry and has been in a senior underwriting position since 1975 and a CEO role since 1981. Most recently, Mr. Charman founded AXIS Capital Holdings Limited in 2001 and served for 11 years as its Chief Executive Officer and President. From 2000 to 2001, Mr. Charman served as Deputy Chairman of ACE INA Holdings and President of ACE International. Mr. Charman also served as Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc, the parent company of the Charman Underwriting Agencies at Lloyd’s, which was sold to Ace Limited in 1998. Mr. Charman was the Deputy Chairman of the Council of Lloyd’s and a member of the Lloyd’s Core Management Group and Lloyd’s Market Board between 1995 and 1997, which was during the financial crisis at Lloyd’s. Mr. Charman held the position of Second Deputy Chairman of the Association of Bermuda Insurers and Reinsurers from January 2011 to June 2012. Mr. Charman is currently a member of the Board of the Masterworks Museum of Bermuda Art.

We believe Mr. Charman’s qualifications to serve as a director of the Company include Mr. Charman’s more than forty years of experience in the insurance industry, including his many years as a chief executive officer of several successful global insurance and financial services organizations, which provide a unique understanding of the Company’s underwriting and operations activities and the global insurance and reinsurance industry generally.

Susan S. Fleming, PhD, 44, has been a director of the Company since May 2011 and currently serves as Chairwoman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of the Board. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. Dr. Fleming is currently a consultant and Senior Lecturer in management, finance and entrepreneurship at Cornell University. Dr. Fleming has been a director of Virtus Investment Partners, Inc., a publicly traded asset management company since January 2009. She also served as a director of Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003, PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006 and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008.

We believe Dr. Fleming’s qualifications to serve as a director of the Company include Dr. Fleming’s experience as a private equity investor and investment banker focusing on the insurance industry, her knowledge of investing and capital market transactions and her prior and current experience sitting on multiple boards of directors, including the boards of directors of five publicly traded corporations.

Scott D. Moore, 62, has been a director of the Company since May 2011 and currently serves as Chairman of the Risk Committee and as a member of the Audit Committee of the Board. Mr. Moore was the Chief Executive Officer of PartnerRe U.S., a reinsurance company, from 1998 to 2009. Prior to that, Mr. Moore served as the Executive Vice President and Chief Financial Officer of PartnerRe Ltd. from 1993 to 1998. Mr. Moore was employed for 13 years (three years as a Partner) with Coopers & Lybrand LLP, specializing in the insurance industry.

We believe Mr. Moore’s qualifications to serve as a director of the Company include Mr. Moore’s long experience as a senior executive responsible for operations and finance at a peer reinsurance company, as well as Mr. Moore’s deep knowledge of insurance accounting obtained while employed at Coopers & Lybrand LLP.

William J. Raver, 67, has been a director since May 2006 and currently serves as Chairman of the Finance Committee and as a member of the Audit Committee of the Board. From July 2006 through March 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (“NRRIT”) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, then totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards and is recognized as a Governance Fellow by the National Association of Corporate Directors.

Robert A. Spass, 59, has been a director since July 2002 and currently serves as a member of the Compensation Committee and the Finance Committee of the Board. Mr. Spass is a Partner of Capital Z Partners, an investment firm he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining

International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Universal American Corp., Minova Insurance Holdings Ltd. and MountainView Capital Holdings, LLC. He also served as a director of Lancashire Holdings Limited from November 2005 to December 2014.

We believe Mr. Spass’ qualifications to serve as a director of the Company include Mr. Spass’ background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance and reinsurance industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS OF THE COMPANY.

Voting for Directors

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the above listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The election of the Company’s directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. In other words, director nominees standing for election to the Board of Endurance Specialty Holdings Ltd. will be elected if the number of votes cast “for” such director’s electing exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the director receiving the highest number of votes “for” is deemed approved irrespective of how small the number of “for” votes is in comparison to the total number of shares voted.

Proposal No. 2 – Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2015 and recommends that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to regulations promulgated under Section 14A of the Exchange Act, this proposal gives you as a shareholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the compensation as set forth in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Company’s named executive officers are identified in the 2014 Summary Compensation Table, and the compensation of the named executive officers is described on pages 33 through 72. Endurance has long demonstrated its commitment to sound executive compensation and corporate governance principles, working to ensure that its practices protect and further the interests of shareholders.

Shareholder Outreach on “Say-on-Pay” Vote

Over the past 12 months, the Company held discussions with shareholders who, in the aggregate at the time of such discussions, represented approximately 40% of its outstanding shares. In light of the feedback the Company received from its shareholders, the Compensation Committee assessed the means by which the Company’s executive compensation policies and practices could be improved by further aligning the interests of the Company’s executives with the achievement of the Company’s financial goals and the creation of long-term shareholder value. Taking into account the foregoing, the Compensation Committee revised the design of the Company’s executive compensation program to include the following:

•	Performance-Based Equity Compensation;

•	Multi-Year Relative Performance Metrics; and

•	Performance Compensation Linked to Strategic Goals.

Compensation Program Goals

As discussed in “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the most talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based the Company’s compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace;

•	Compensation should reward performance;

•	Compensation should discourage excessive risk taking;

•	Compensation should reflect the means by which performance is achieved; and

•	Compensation policies should provide remedies for executive misconduct.

Our compensation policies are designed to attract, motivate, and retain our named executive officers, who are critical to lead and grow our businesses. Under these policies, our named executive officers are rewarded for the achievement of specific annual and long-term corporate financial and strategic goals, which are selected with the overall goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters.

Key 2014 Compensation Decisions

In 2014, the Compensation Committee measured the Company’s performance based on the Company’s operating return on equity (“ROE”), and the achievement of a specific set of company strategic objectives. In

2014, the Company’s ROE of 11.7% was higher than the 8.0% target ROE established by the Board for the Company at the commencement of the year. Following an evaluation of the performance of the Company and the named executive officers in 2014, the Compensation Committee determined the following with respect to the named executive officers of the Company:

•	In accordance with the terms of his Employment Agreement, Mr. Charman, the Chairman and Chief Executive Officer, would continue to receive only $100 base salary in 2015 and would not receive any annual or long-term incentive compensation in respect of 2014 performance;

•	The other named executive officers would not receive salary increases in 2015;

•	The other named executive officers would receive annual incentive compensation averaging 165% of their target annual incentive compensation; and

•	The other named executive officers would receive long-term incentive compensation in a mix of time-based and performance-based restricted shares, with the vesting of the performance-based restricted shares dependent upon the Company’s 3 year total shareholder return relative to other insurance or reinsurance companies whose equity securities are publicly traded in the United States.

For the reasons expressed above, the Compensation Committee and the Board of Directors believe that the Company’s policies and practices are aligned with the interests of our shareholders and properly reward management for performance.

Additional Compensation Information

Further information on the Company’s compensation philosophy, policies and practices, as well as the compensation of the senior executive officers named in this proxy statement is included later in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT.

The shareholder advisory vote to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. However, the Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors, and it will not be construed as overruling any decision by the Company, the Compensation Committee or the Board of Directors or creating or implying any change to, or additional, fiduciary duties for the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ votes in setting and modifying our compensation program. The Compensation Committee will evaluate whether any actions are necessary in light of the shareholder vote.

Proposal No. 4 – Approval of the 2015 Employee Share Purchase Plan

The Board has approved, subject to approval by the Company’s shareholders, the 2015 Employee Share Purchase Plan (the “2015 Plan”). The 2015 Plan permits employees to purchase the Company’s ordinary shares through payroll deductions during quarterly offerings. The 2015 Plan will replace the Company’s existing employee share purchase plan, which is scheduled to expire on October 1, 2015.

The affirmative vote of a majority of the votes cast at the Annual General Meeting is required to approve the adoption of the 2015 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE 2015 EMPLOYEE SHARE PURCHASE PLAN.

Background and Rationale

Endurance has had an employee share purchase plan approved by its shareholders since 2005, reflecting the Company’s longstanding practice of offering its employees the opportunity to purchase ordinary shares under a company-administered employee share purchase plan. Shareholders approved the Company’s prior share purchase plan which became effective on July 1, 2005 (the “2005 Plan”). On December 31, 2014, there remained 160,340 shares available to purchase under the 2005 Plan. In calendar year 2014, 226 employees purchased 26,048 shares under the 2005 Plan. The Board continues to believe that an employee share purchase plan is in the Company’s best interest because it aligns the interests of participant employees with those of shareholders and assists the Company in attracting and retaining employees. Any failure to obtain shareholder approval of the new 2015 Plan will limit the Company’s ability to achieve these important objectives. The Board therefore recommends approval of the 2015 Plan. If this proposal is approved by shareholders, the 2005 Plan will be terminated effective June 30, 2015, and no additional shares will be issued under the 2005 Plan.

Summary of the 2015 Employee Share Purchase Plan

The following summary describes the features of the 2015 Plan. This summary does not purport to be a complete description of all the provisions of the 2015 Plan. This summary is qualified in its entirety by reference to the terms of the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2015 Plan is to provide employees with an opportunity to purchase the Company’s ordinary shares. Generally, for employees located in the United States, the 2015 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be administered in a manner consistent with the requirements of that section of the Code.

Administration

The 2015 Plan will be administered by a committee composed of senior management of the Company (the “Committee”). The 2015 Plan provides the Committee with the authority to make rules and regulations for the administration of the plan, including establishing the price for the shares offered under the plan within the limits provided in the 2015 Plan. The Company anticipates paying all transfer or original issue taxes with respect to the issuance of shares pursuant to the 2015 Plan, and all other fees and expenses in connection with the administration of the 2015 Plan, but reserves the right to impose reasonable administrative fees on participating employees to defray the administrative costs of the 2015 Plan in the future. Any brokerage fees for the purchase of shares under the 2015 Plan by an employee shall be paid by the Company, but brokerage fees for the subsequent resale of shares purchased under the 2015 Plan by an employee shall be borne by the employee.

Shares

If approved by shareholders, shares may be issued under the 2015 Plan beginning on July 1, 2015, and the total number of ordinary shares reserved for issuance under the 2015 Plan will be 300,000. As of December 31, 2014, there were 44,765,153 ordinary shares outstanding. Ordinary shares available for issuance pursuant to the 2015 Plan may be sourced from shares purchased in the open market, treasury shares or authorized and unissued shares. Endurance will be required to seek subsequent shareholder approval prior to the issuance of any additional shares beyond the 300,000 shares reserved under the 2015 Plan. The closing price of the Company’s ordinary shares on the New York Stock Exchange on March 20, 2015 was $63.90 per share.

Eligibility

Employees of the Company and certain of its subsidiaries who have been regularly employed by the Company or its subsidiaries for at least five months and whose customary employment is more than 20 hours per week shall be eligible to participate in the 2015 Plan in accordance with the plan and rules prescribed by the Committee. As of December 31, 2014, there were approximately 813 employees of the Company and its subsidiaries eligible to participate in the 2015 Plan. Senior executives are eligible to participate in the 2015 Plan on the same basis as all other eligible employees.

Purchases under the 2015 Employee Share Purchase Plan

The 2015 Plan will be divided into a series of offering periods, the duration of which is determined from time to time by the Committee, up to a maximum duration of 24 months. An employee will be able to purchase the largest whole number of ordinary shares that may be purchased with his or her accumulated payroll deductions as of the last date of each offering period. The minimum and maximum number of ordinary shares an employee will be entitled to purchase during his or her participation in the 2015 Plan depends on an employee’s gross pay throughout that period, the payroll deductions the employee requests and the market value of the Company’s ordinary shares on the purchase date. An employee may elect to have deducted from his or her paycheck a minimum of one percent (1%) and a maximum of ten percent (10%) of his or her gross salary.

Price

Unless a higher price is designated by the Committee, the purchase price per share will be 85% of the fair market value of the Company’s ordinary shares on the last day of the offering period. Fair market value is determined by the closing price per ordinary share as reported on the New York Stock Exchange on or immediately preceding the last calendar day of the offering period.

Limits on Share Purchases

On each offering date, eligible employees will be able to purchase shares of Endurance through payroll deductions of up to 10% of compensation received during the prescribed payroll period at a price established by the Committee in accordance with the 2015 Plan. In no event shall the fair market value of the shares purchased by an employee under the 2015 Plan and any other employee share purchase plan of the Company, as measured as of the first day of each applicable offering period, exceed $25,000 in any calendar year. In addition, no employee will be entitled to purchase shares under the 2015 Plan if he or she would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

Termination of Participation

An employee may withdraw from the 2015 Plan at any time up to ten days prior to the purchase date in any offering period. If an employee chooses to withdraw, that employee will not be able to participate in the 2015 Plan until one year from the date of his or her withdrawal.

An employee’s participation in the 2015 Plan will automatically cease upon the date of his or her death, termination of employment or retirement and the amount credited to the employee’s account is returned to him or her or his or her estate. Shares purchased pursuant to the 2015 Plan belong to the employee upon purchase and are not forfeitable for any reason.

Transferability of Employee Rights and the Shares Purchased under the 2015 Employee Share Purchase Plan

An employee’s options to purchase shares under the 2015 Plan cannot be sold or given to any other person and may be exercised only by the employee. No additional options to purchase shares will be granted or remain in effect under the 2015 Plan if an employee dies or leaves the employment of the Company.

Once each option to purchase shares under the 2015 Plan has been exercised, however, the shares become the exclusive property of the employee. At the time of purchase, an employee assumes the same rights and risks as other holders of ordinary shares and will receive dividends when and if declared by the Board. An employee will, however, be prohibited from disposing of his or her shares (within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder) prior to the expiration of the one year period following the purchase of the shares. In addition, certain employees may be subject to transfer restrictions with respect to shares purchased under the 2015 Plan due to applicable securities laws and regulations.

Proceeds and Adjustments

The proceeds of the sale of shares and of administrative fees received under the 2015 Plan will constitute general funds of Endurance and may be used by it for any purpose. The 2015 Plan provides for proportionate adjustments to reflect stock splits, stock dividends, and other changes in the ordinary shares of the Company.

Amendment and Termination

The 2015 Plan may not be amended without prior shareholder approval to effect any of the following actions:

•	to increase the number of shares available under the 2015 Plan (except for proportionate adjustments in the event of to reflect stock splits, stock dividends, and other changes in the ordinary shares of the Company);

•	to reduce the purchase price per share to less than 85% of the fair market value of the Company’s ordinary shares on the last day of the offering period; or

•	to the extent the amendment requires shareholder approval in order to comply with Section 423 of the Code or Rule 16b-3 under the Exchange Act or to comply with any other applicable law, regulation or stock exchange or national or international quotation system rule.

Subject to the limitations set forth above, the 2015 Plan may be amended by the Board, including without limitation by increasing or decreasing the purchase price, excluding highly compensated employees, decreasing the maximum amount of payroll deduction for purchases, decreasing the number of shares that employees may purchase, suspending the 2015 Plan and purchases thereunder, modifying the offering periods (but no offering period may exceed 24 months), and establishing sub-plans under the 2015 Plan that permit offerings to employees of certain subsidiaries which sub-plans are not intended to satisfy the requirements of Section 423 of the Code.

The 2015 Plan is scheduled to expire on July 1, 2025. The 2015 Plan will terminate at an earlier date if no more shares remain available for issuance under the 2015 Plan or if the Board of Directors determines to terminate the 2015 Plan. In the event the 2015 Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares at the end of the next offering period, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the 2015 Plan that have not been used to purchase shares will be returned to the 2015 Plan participants.

Federal Income Tax Consequences of the 2015 Employee Share Purchase Plan

Set forth below is a discussion of certain United States federal income tax consequences with respect to options to purchase shares issued pursuant to the 2015 Plan. The following discussion is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2015 Plan. There can be no assurance that the U.S. federal income tax consequences of the operation of the 2015 Plan will not be altered by future changes in the law, or by subsequent rulings or regulations issued by the U.S. Internal Revenue Service or other government agencies.

The 2015 Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. Assuming such qualification, employees will not recognize any taxable income as a result of participating in the 2015 Plan or receiving ordinary shares of the Company purchased pursuant to the 2015 Plan. Employees may, however, be required to recognize taxable income as described below.

Time of Purchase

Amounts deducted from employee paychecks in order to purchase shares under the 2015 Plan are deducted on an after-tax basis. The purchase of shares under the 2015 Plan, however, is not itself a taxable event to an employee even though the employee pays less than fair market value for the shares (i.e., the “compensation” to the employee consisting of the difference between the fair market value and the purchase price the employee pays is not taxable at the time of purchase).

Sales of Shares Purchased Under the 2015 Employee Share Purchase Plan

The sale of the shares purchased by an employee under the 2015 Plan is a taxable event. The tax treatment of the discount and/or any further profit received by the employee will depend on how long the employee holds the shares after purchasing them.

Generally, if an employee sells the shares after holding such shares for at least two years from the beginning of the offering period and one year from the end of the offering period (a “Qualifying Disposition”), the employee will pay tax only if the employee realizes a profit on the sale. If an employee sells the shares less than two years from the beginning of the offering period or one year from the end of the offering period (a “Disqualifying Disposition”), the employee will be taxed on the discount even if the employee does not sell the shares for a profit. In addition, the kind of tax an employee pays (i.e., ordinary income tax or capital gains tax) will depend upon the length of time the employee hold his or her shares prior to sale.

Qualifying Disposition

If an employee sells a share that he or she has held for at least two years from the beginning of the offering period and one year from the end of the offering period, the employee generally will have compensation income for the taxable year in which such disposition occurs, in an amount equal to the lesser of:

(i)	the excess of the amount realized from the disposition of the share over the purchase price paid, (the employee’s profit, if any, on the sale of the shares, after taking into account the discounted purchase price) and

(ii)	the excess of the amount realized from the disposition of the share over the fair market value of the share on the beginning of the offering period for the option to which such disposed share relates.

In addition, an employee will have a capital gain or loss, as the case may be, equal to the difference between the amount realized from the disposition of the share and the tax basis for such share. In the case of a Qualifying Disposition, the basis of the share that is sold will be equal to the sum of (1) the exercise price paid by the employee and (2) the amount of the employee’s compensation income as described above.

The Company will not receive a deduction with respect to a Qualifying Disposition.

Disqualifying Disposition

If an employee sells a share that he or she has held for less than two years from the beginning of the offering period or one year from the end of the offering period, the employee generally will have compensation income (in the year of disposition) in an amount equal to the discount at the time of purchase, and capital gain or loss with respect to the difference between the amount realized and the employee’s basis in the share. An employee’s basis is the fair market value of the share at the time of purchase. An employee must also notify the Company of such disposition within ten (10) days of such disposition. The Company will be entitled to a deduction on its income tax return for the full amount of the compensation income recognized by an employee from a Disqualifying Disposition.

Death of a Participant

Upon the death of an employee participating in the 2015 Plan prior to disposing of a share purchased under the 2015 Plan, the tax return for the year of death must include as ordinary income the lesser of the amount of the full discount or the amount by which the fair market value of the share at death exceeds the purchase price. If such an amount is required to be included in the tax return in the year of death, an estate tax deduction may be available to the estate of the deceased employee participant.

Dividends

Any dividends paid on shares purchased pursuant to the 2015 Plan must be reported as ordinary income in the year received.

New Plan Benefits

The future benefits or amounts that would be received under the 2015 Plan are based upon voluntary participation and elections made by participants and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to senior executives of the Company and/or other employees for the last completed fiscal year if this 2015 Plan had been in effect cannot be determined for the same reasons.

BOARD OF DIRECTORS

Board Responsibilities and Leadership Structure

The Board oversees management’s performance on behalf of the Company’s shareholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs the Company on a day-to-day basis, (2) to monitor management’s performance to assess whether the Company is creating value for the Company’s shareholders in an effective, efficient and ethical manner and (3) to periodically review the Company’s long-range plan, business initiatives, capital management and budget matters.

The Board appoints the Chairman of the Board, who may be an officer or former officer of the Company if the Board determines that it is in the best interests of the Company and its shareholders. The roles of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different people. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will also appoint a lead independent director (the “Lead Director”).

Mr. Charman is currently the Chairman of the Board and Chief Executive Officer and has served in those roles since May 2013. We believe that having a single person hold the roles of Chairman of the Board and Chief Executive Officer is appropriate for Endurance at this time because it allows one person to speak for and lead both the Company and the Board.

Upon Mr. Charman’s appointment as Chairman of the Board, Mr. Bolinder was appointed as Lead Director, a position he previously held from November 2006 to March 2011. Mr. Bolinder, an independent director, was selected by our independent directors to serves as the Lead Director. Endurance believes that having a Lead Director ensures effective oversight by an independent board through a single recognized leader. As established by the independent directors of the Board, the Lead Director’s responsibilities are to:

•	preside at all executive sessions of the independent directors;

•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;

•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);

•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and

•	perform such other duties as are requested by the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as necessary. The independent directors also meet in executive session without management present. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Role of the Board of Directors in Risk Management

Board Oversight

The Board is actively involved in the oversight of risks that could affect the Company. The Board’s oversight of risk at the Company is accomplished both at the full Board level and through its committee structure. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. The members of the Board have regular, direct access to the Company’s senior executives, as well as other officers responsible for the operational and control functions of the Company.

The Board’s risk management responsibilities focus on setting applicable risk and return goals for the Company, approving key risk management policies, fostering within the Company an appropriate culture of risk awareness and facilitating open communication between management and the Board about the risks assumed by the Company. In addition, the Board is responsible for monitoring risks within the following categories:

• Strategy;	• Claims Compliance;
• Environment;	• Internal / External Communications;
• Economic Slowdown;	• Vendor Management;
• Competitor Innovation;	• Information Technology;
• Climate Change;	• Management Information;
• New Regulatory or Legislative Action;	• Security;
• Political Uncertainty;	• System Implementations / Failures;
• Mergers & Acquisitions;	• Project Management Execution;
• Investor Confidence;	• Financial Planning & Analysis; and
• Disaster Recovery / Business Continuity;	• Residual Risks.
• Damage to Physical Assets;

Committee Responsibilities

In order to discharge its responsibilities effectively, the Board allocates responsibilities for risk oversight among its committees.

The Audit Committee oversees and focuses on risks related to the Company’s financial statements and the financial reporting process. In addition, the Audit Committee is responsible for monitoring risks within the following categories:

• Underwriting – controls & financial reporting (in conjunction with Risk Committee);	• Third Party Solvency – credit risk;
• Transfer Pricing;
• Loss Reserving – adequacy & financial reporting (in conjunction with Risk Committee);	• Significant Accounting Polices & Changes;
• Fraud;
• Ceded Reinsurance – credit risk & financial reporting (in conjunction with Risk Committee);	• Segregation of Duties & Controls;
• External Auditor Relationship;
• Regulatory Reporting Requirements (in conjunction with the Risk Committee);	• Investor Disclosure; • Management of Run-Off Businesses;
• Restatements;	• Taxation; and
• Adherence to Tax Operating Guidelines.

The Risk Committee oversees the Company’s risk management framework, with the purpose of identifying and managing the risks that threaten the Company and its solvency, optimizing the Company’s risk based capital position, monitoring the Company’s risk adjusted returns on capital and reviewing with management the Company’s underwriting, investment and operational volatility. In addition, the Risk Committee is responsible for monitoring risks in the following categories:

•    Underwriting – limits & risk appetite (in conjunction with Audit Committee);

•    Loss Reserving – leverage & risk appetite (in conjunction with Audit Committee);

•    Ceded Reinsurance – strategy & risk appetite (in conjunction with Audit Committee);

•    Catastrophe Risk Correlation & Aggregation;

•    Investments – correlation (in conjunction with Finance Committee); and

•    Regulatory Reporting Requirements – (in conjunction with the Finance Committee).

The Finance Committee oversees the risks within the Company’s investment portfolio and capital structure. In addition, the Finance Committee is responsible for monitoring risks in the following categories:

• Investments – policies and procedures (in conjunction with Risk Committee);	• Internal Trading;
• Commodity Price Volatility;
• Capital Management; • Liquidity;	• Credit / Default; • Financial Strength Ratings; and
• Interest Rate / Inflation Changes;	• Foreign Exchange.

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation and benefits programs. In addition, the Compensation Committee is responsible for monitoring risks in the following categories:

• Compensation & Benefits;	• Culture & Behavior; and
• Succession Plan;	• Employee Relations.
• Human Resource Talent;

The Nominating & Corporate Governance Committee assesses the risks associated with the Company’s corporate governance policies and practices. In addition, the Nominating & Corporate Governance Committee is responsible for monitoring risks in the following categories:

• Code of Business Conduct & Ethics;	• Legislative Affairs;
• Charitable Contributions;	• Corporate Governance Structure; and
• Political Action;	• Reputational.

The Board’s committees regularly receive and discuss materials from each other. In addition, proceedings of each committee are open to informational attendance by members of other committees. The Company believes these policies enable the directors to be cognizant of the various risks across the Company. Each committee performs a comprehensive annual self-assessment as part of the Board’s overall governance effectiveness review and assessment, which accordingly reflects the committees’ evaluation of the Company’s corporate risk management practices and, if applicable, the identification of potential new oversight needs in light of changes in the Company’s strategy, operations or business environment. Each committee has broad powers to ensure that it has the resources to satisfy its duties under its charter. Each committee also has access to outside advisors as well as management. In addition, the Company’s independent auditors and management representatives from the Company’s risk, administrative, legal, accounting and internal audit functions separately meet with, and are interviewed by, the Audit Committee in executive sessions.

Compensation Policies and Practices

When reviewing and approving the Company’s compensation programs, the Compensation Committee considers the relationship between such compensation programs and the Company’s risk management practices and risk taking incentives. The Compensation Committee has designed the Company’s compensation plans, including its incentive compensation programs, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in the compensation programs available for the Company’s employees, including its executive officers:

•	Tangible Performance Metrics Based upon Company Performance – The Company’s compensation plans utilize metrics based upon the Company’s operating return on equity and specific strategic objectives. Individual objectives for the determination of each employee’s annual and long-term incentive compensation are derived from the Company’s strategic objectives. The Chief Executive Officer is not eligible to receive annual or long-term incentive compensation until the 2018 performance year.

•	A Balanced Mix of Compensation Components – The Company’s compensation program is designed to provide a balanced mix of salary, annual incentive compensation and long-term incentive compensation for our executive officers. In 2014, the named executive officers of the Company (other than the Chief Executive Officer) received an average of 20% of their total compensation in base salary, 37% of their total compensation in annual incentive compensation, 37% of their total compensation in long-term incentive compensation and 6% of their total compensation in executive benefits and other compensation (supplemental to general employee benefits).

•	Upper Limits on Incentive Awards – The maximum annual and long-term incentive awards for the Company’s named executive officers (other than the Chief Executive Officer) are percentages of their respective base salaries, determined based upon the position held by the named executive officers within the Company.

•	Alignment of Shareholder and Management Interests – The Chief Executive Officer’s sole compensation (other than a base salary of $100 per annum and ancillary benefits) from 2013 has been an initial grant of restricted shares and options. In addition, the Chief Executive Officer is required to hold the restricted shares and options received, as well as the $30 million of ordinary shares purchased by the Chief Executive Officer at the time of his joining the Company, until May 2018, subject to limited exceptions. The Company’s long-term incentive awards to its other executives are delivered in the form of performance-based and time-based restricted shares, which typically vest over a three or four year period. In addition, the Company has adopted share ownership guidelines, which require the Chief Executive Officer to hold Company shares having a value of at least five times the Chief Executive Officer’s base salary and which require other senior executive officers to hold Company shares having a value of at least two times such officers’ base salaries.

•	Clawback Policy – The Company’s senior executives are subject to an executive compensation clawback policy. The Company’s clawback policy provides that in the event of a restatement of the financial statements, in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), its independent compensation consultant, to collaborate with the Compensation Committee to conduct an assessment of potential risks that may arise from our compensation programs. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors presently has the following standing committees: Audit, Compensation, Finance, Nominating and Corporate Governance and Risk. Except for the Finance Committee and the Risk Committee, on which Mr. Charman serve, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance standards (the “NYSE Corporate Governance Standards”). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.

Below is a table setting forth the composition of each of the standing committees of the Board of Directors as well as a description of the composition, activities and meeting information of each committee:

= Chair

= Member

	Audit	Compensation	Finance	Nominating & Corporate Governance	Risk
John T. Baily
Norman Barham
Galen R. Barnes
William H. Bolinder
Philip M. Butterfield
Steven W. Carlsen
John R. Charman
Susan S. Fleming
Scott D. Moore
William J. Raver
Robert A. Spass

Audit Committee. The Audit Committee currently is comprised of Messrs. Baily, Bolinder, Butterfield, Moore and Raver and is chaired by Mr. Baily. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Mr. Baily is an “audit committee financial expert” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee held four meetings during 2014.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Barham, Barnes and Spass and Dr. Fleming and is chaired by Mr. Barham. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual incentive compensation and long-term incentive plans. The Compensation Committee held four meetings during 2014.

Finance Committee. The Finance Committee currently is comprised of Messrs. Baily, Charman, Raver and Spass and Dr. Carlsen and is chaired by Mr. Raver. The Finance Committee establishes investment guidelines and supervises the Company’s finance and investment activity. The Finance Committee reviews the adequacy of existing financing facilities, regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Finance Committee held four meetings during 2014.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barham, Bolinder and Butterfield and Dr. Fleming and is chaired by Dr. Fleming. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2014.

Risk Committee. The Risk Committee is currently comprised of Messrs. Barnes, Charman and Moore and Dr. Carlsen, and is chaired by Mr. Moore. The Risk Committee reviews and evaluates the risks to which the Company is exposed, as well as discusses, monitors and oversees the guidelines and policies that govern the process by which the Company assesses and manages exposure to risk. The Risk Committee held four meetings during 2014. For additional discussion regarding the Board’s role in the Company’s risk management process, please see “Role of the Board of Directors in Risk Management” above.

Director Nominee Process

In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s directors, the Chief Executive Officer, other members of senior management and shareholders. The qualifications for potential candidates are described below and detailed in the Company’s Director Qualification and Nomination Policy. The procedures for submitting shareholder nominations of individuals for election at the 2016 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the Chief Executive Officer and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside directors, the Chief Executive Officer and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. Such notice of nomination for the 2016 Annual General Meeting of Shareholders must be received by the Company not later than December 11, 2015 and not earlier than November 11, 2015. As required under the Company’s Bye-Laws, submissions must include:

(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;

(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;

(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)

all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;

(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;

(xii)	the signed consent of any such nominee to serve as a director, if so elected; and

(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Director Qualifications

The Board has adopted a Director Qualification and Nomination Policy (the “Director Nomination Policy”) to assist the Board and its Nominating and Corporate Governance Committee in the exercise of its responsibilities in connection with the nomination of candidates to serve as members of the Board. The personal characteristics, attributes, bases for evaluation, process for renomination of current directors and Endurance’s definition of “independence” for purposes of determining the independence of members of the Board are set forth in the Director Nomination Policy and are discussed below. The Director Nomination Policy is intended as a component of the framework within which the Board, assisted by the Nominating and Corporate Governance Committee, nominates candidates to serve as members of the Board.

Under the Director Nomination Policy, candidates for the Board of Directors should possess personal characteristics consistent with those who:

•	have demonstrated high ethical standards and integrity in their personal and professional dealings;

•	possess high intelligence and wisdom;

•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•	ask for and use information to make informed judgments and assessments;

•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, under the Director Nomination Policy, candidates for the Board of Directors should have one or more of the following attributes:

•	a record of making good business decisions;

•	an understanding of management “best practices”;

•	relevant industry-specific or other specialized knowledge;

•	a history of motivating high-performing talent; and

•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

Under the Director Nomination Policy, the evaluation of any potential candidate considers the following factors:

•	independence and potential conflict issues;

•	whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders;

•	the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors; and

•	the candidates’ contribution to a heterogeneous Board of Directors whose attributes are diverse in viewpoint, professional experience, education, skill and other individual qualities.

The composition of the current Board includes directors with diverse backgrounds, including seasoned insurance and reinsurance industry executives, investment management veterans, investment professionals, financial experts and those with significant experience operating global enterprises at the executive level.

In the case of current directors being considered for renomination, the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings are also taken into consideration under the Director Nomination Policy.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and revised as necessary to continue to reflect improvements in our corporate governance standards.

The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies, rules, regulations and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee and director is required to read and annually attest to compliance with the Code of Business Conduct and Ethics and other applicable Company policies. Any required amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board, the Audit Committee or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding shares). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company.

•	In considering a related party transaction, the Board or Committee will consider all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

•	The Board or relevant committee will periodically monitor the related party transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director (if any), the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.

•	The Chairman of the Board and the Lead Director (if any) shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

Communication with Directors

Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee and may also be reported by accessing MySafeWorkplace, a third party, anonymous and confidential incident reporting system at www.mysafeworkplace.com. All comments, complaints and concerns will be received and processed by the Chairman of the Audit Committee and

Endurance’s Secretary. The process for collecting and organizing security holder communications, as well as similar or related activities, has been approved by a majority of the Company’s independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2014. All of the Company’s directors during 2014 attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. All of the Company’s directors attended the Company’s 2014 Annual General Meeting of Shareholders.

Director Independence

Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards. To assist it in making its independence determinations, the Board of Directors has adopted as part of the Director Nomination Policy categorical independence standards parallel to those set forth in the NYSE Corporate Governance Standards. The categorical independence standards in the Director Nomination Policy state that:

1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

3.	A director who (i) is a current partner or employee of a firm that is the company’s internal or external auditor; or (ii) has an immediate family member who is a current partner of such a firm; or (iii) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) is or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

In addition to the categorical standards listed above, the Board of Directors considers all relevant facts and circumstances when makings its determinations of independence.

Independence Determination.    The Board of Directors has determined, in accordance with the Director Nomination Policy and the NYSE Corporate Governance Standards, that all of the members of the Board of Directors, other than John R. Charman, are independent and have no material relationships with the Company.

Compensation of Directors

During 2014, the Company provided its non-employee directors with the following cash compensation:

•	a base annual retainer fee of $105,000 per annum;

•	an additional retainer fee of $30,000 per annum for the Lead Director;

•	an additional retainer fee of $30,000 per annum for the Chairperson of the Audit Committee;

•	an additional retainer fee of $20,000 per annum for the Chairperson of the Compensation Committee;

•	an additional retainer fee of $10,000 per annum for the Chairpersons of the Finance, Nominating and Corporate Governance and Risk Committees;

•	an additional retainer fee of $10,000 per meeting for non-employee directors who serve on the board of the Company’s U.K. subsidiary, Endurance Worldwide Insurance Limited; and

•	reimbursement for usual and customary travel expenses.

In addition to cash compensation, the Company may deliver to its non-employee directors equity incentive compensation. The target level of equity incentive compensation for the Company’s non-employee directors is $105,000 per annum. In 2014, each non-employee director was granted 2,029 restricted shares, which were issued under the Company’s 2007 Equity Incentive Plan on the date of the Company’s Annual General Meeting. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and are paid dividends when, as and if declared and paid by the Company during the one year restricted period.

The following table sets forth, for the year ended December 31, 2014, the compensation for services to the Company by each of its non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John T. Baily	128,750	104,980	2,641	236,371

Norman Barham	118,750	104,980	2,641	226,371

Galen R. Barnes	101,250	104,980	2,641	208,871

William H. Bolinder	151,250	104,980	3,178	259,408

Philip M. Butterfield	—	—	—	—

Steven W. Carlsen	121,250	104,980	2,641	228,871

Susan S. Fleming	108,750	104,980	2,641	216,371

Scott D. Moore	111,250	104,980	2,641	218,871

Brendan R. O’Neill	51,250	—	571	51,821

William J. Raver	111,250	104,980	2,641	218,871

Robert A. Spass	101,250	104,980	2,641	208,871

(1)

Amounts represent the grant date fair value with respect to restricted shares granted in 2014. At the time of our 2014 Annual General Meeting of Shareholders, held on May 21, 2014, the Company granted 2,029 restricted shares to each of our non-employee directors. The estimated grant date fair value of each restricted share award was calculated using the closing market price of our ordinary shares on the date of grant ($51.74). The restricted shares will vest and become unrestricted ordinary shares on May 21, 2015. Dividends paid on the restricted shares during 2014 are included in the All Other Compensation column. For additional information regarding the restricted shares, see Note 15 to the Consolidated Financial Statements in the Company’s Form 10-K.
(2)	Each director also received dividends on the restricted shares, the value of which is reflected in this column.

During 2014, John R. Charman served as Chairman of the Board of Directors of the Company and as Chief Executive Officer of the Company. Mr. Charman does not receive any additional compensation for his service as a Chairman of the Board of Directors of the Company.

MANAGEMENT

Biographies of the current executive officers of the Company are set forth below.

John R. Charman, 62, joined Endurance in May 2013 as Chairman of the Board and Chief Executive Officer. Mr. Charman’s biographical information is included above under “Proposal No. 1 – Election of Directors.”

John V. Del Col, 53, has been the Company’s General Counsel and Secretary since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

Joan deLemps, 63, was named Chief Risk Officer in July of 2013, having served as Chief Underwriting Officer since March 2010 and Chief Casualty Officer for Endurance’s Worldwide Reinsurance operation since February 2007. An accomplished underwriting executive with over 35 years of insurance and reinsurance experience, Ms. deLemps joined Endurance in May 2003 from Gerling Global Financial Products Inc. (“GGFP”), where she was the Senior Managing Director of Underwriting and a founding member of the Structured Reinsurance group. Prior to joining GGFP, Ms. deLemps was a Senior Vice President at Swiss Reinsurance where she held various underwriting and management positions in both the facultative and treaty operations, ultimately managing the underwriting activities of Atrium, Swiss Re’s structured reinsurance operation. She began her career as a casualty insurance underwriter at Aetna Casualty & Surety.

Jerome Faure, 57, was named Chief Executive Officer, Global Reinsurance of Endurance, effective March 2013. Over his 25 year career, Mr. Faure has held senior underwriting and management positions in a number of global reinsurance companies. Most recently, he was a Partner in ILS Capital Management in Bermuda focused on Insurance Linked Securities, Industry Loss Warranties and collateralized reinsurance. Prior to that, he served as Director and Chief Underwriting Officer for Tokio Millennium Re, Ltd. where he managed their Bermuda-based reinsurance operations offering a range of U.S. and international products. Mr. Faure started his reinsurance career at the SCOR Group, progressing through a number of positions of increasing responsibility in Paris, Tokyo, London and New York. He became President & Chief Executive Officer of SCOR US Corporation and a member of the SCOR Group Executive Committee responsible for worldwide Property & Casualty. Mr. Faure holds B.S. degrees from ENSTA Paris, and INSTN Saclay France, and a M.S. degree in Nuclear Engineering from the University of Illinois.

Brian Goshen, 53, was named Chief Human Resources Officer in February 2014. In May of 2014, he was named Chief Administrative Officer assuming responsibility for Information Technology, Marketing and Communications, Real Estate and Facilities and Global Corporate Claims in addition to his Human Resources duties. Prior to joining the Company, Mr. Goshen held a number of senior human resources positions, most recently at AXIS Capital Holdings Limited. Mr. Goshen joined AXIS in January 2006 as Chief Human Resources Officer and was promoted to Chief Administrative Officer in 2010. Before joining AXIS, he served as Vice President of Human Resources at Fifth Third Bank. Prior to that, he was with Marsh, a wholly owned subsidiary of Marsh & McLennan Companies, for eight years where, as Managing Director, he served as regional head of Human Resources for their North America and Asia-Pacific operations. Mr. Goshen’s career also includes Human Resources positions with the Hong Kong and Shanghai Banking Corporation (HSBC), Goldman Sachs and the U.S. Army. Mr. Goshen holds a B.S. in Management and Organization from Central Washington University.

John A. Kuhn, 50, was named Chief Executive Officer, Global Insurance, of Endurance, effective November 2012. Mr. Kuhn joined Endurance from AXIS Capital where his most recent role was Chief Underwriting Officer, AXIS Insurance, responsible for the worldwide insurance operations and, prior to that, Chief Executive Officer, North American Division, AXIS Insurance. He joined AXIS Capital in 2003 when the company acquired Kemper Insurance’s Financial Insurance Solutions business which Mr. Kuhn had built as President of that business unit. Mr. Kuhn started his insurance career at Chubb Group of Insurance Companies, where he assumed increasing responsibility, culminating in the role of Chief Underwriting Officer for Chubb/Executive Protection. Mr. Kuhn holds a B.A. degree from Wesleyan University.

Michael J. McGuire, 42, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his last role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis reviews:

•	Endurance’s compensation program and pay decisions in an executive summary (page 33);

•	Feedback from Endurance’s shareholders on executive compensation (page 35);

•	The objectives of Endurance’s executive compensation program (page 36);

•	The key elements, peer group and performance metrics utilized by the Compensation Committee to structure executive compensation (page 37);

•	The Compensation Committee’s process for determining senior executive compensation (page 44); and

•	The compensation determinations made by the Compensation Committee for 2014 (page 48)

Executive Summary

In this Compensation Discussion and Analysis, the Compensation Committee addresses its compensation determinations and the rationale for those decisions relating to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, who are referred to collectively as the “Named Executive Officers.”

Named Executive Officers. The Named Executive Officers for 2014 were:

•	Chief Executive Officer – John R. Charman

•	Chief Financial Officer – Michael J. McGuire

•	Chief Executive Officer, Global Insurance – John A. Kuhn

•	Chief Executive Officer, Global Reinsurance – Jerome Faure

•	Chief Administrative Officer – Brian W. Goshen

Changes to Compensation Program. Endurance completed the implementation of significant revisions to its executive compensation program in 2014. The changes to Endurance’s executive compensation program were designed to address shareholder preferences identified during the Company’s shareholder outreach efforts in 2014, to simplify and improve the clarity of the executive compensation program and to fulfill the Compensation Committee’s continued commitment to aligning executive pay and Company performance. The Compensation Committee’s revisions to the design of the Company’s executive compensation program in 2014 included the following:

•	Performance-Based Equity Compensation. For the 2014 performance year, 50% of the target long-term incentive compensation was granted to the Named Executive Officers in the form of performance-based restricted shares.

•	Multi-Year Relative Performance Metrics. The new performance-based restricted shares will cliff vest after 3 years, with vesting dependent upon the Company’s relative total shareholder return versus a pre-determined peer group over the three-year period. Dividends are not payable until vesting and only on that portion of the restricted shares that vest.

•	Performance Compensation Linked to Strategic Goals. Incentive compensation for 2014 was based on a broad scorecard of tangible financial and strategic goals for both the Company and its major lines of business in order to more closely tie incentive compensation to the performance of the businesses.

Assessment of 2014 Performance. In 2014, the Compensation Committee measured performance for purposes of the Named Executive Officers’ annual and long-term incentive compensation based on a combination of the Company’s ROE and the Named Executive Officers’ individual performance, including their contribution towards the Company’s strategic objectives as established by the Board and the Compensation Committee at the commencement of the year. In 2014, the Company’s ROE of 11.7% was higher than its 8.0% ROE target. In addition, at the end of 2014, the Compensation Committee conducted an assessment of the Company’s performance in 2014 versus each of its previously established 2014 strategic objectives. For a more detailed description of the Company’s financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Form 10-K.

Determination of 2014 Compensation. The 11.7% ROE achieved by the Company in 2014 resulted in an indicated 146.5% performance adjustment to the target annual incentive compensation of the Named Executive Officers. The Named Executive Officer’s individual performance, including their contribution towards the Company’s strategic objectives, resulted in an indicated average individual performance adjustment of 182% to their target annual incentive compensation. The ROE and individual performance adjustments were averaged with an equal weight to determine the performance adjustments to the Named Executive Officers’ target levels of annual incentive compensation. The table below lists the 2014 annual incentive plan performance-adjusted targets for the Named Executive Officers:

Name	2014 Annual Incentive Performance Adjusted Target
John R. Charman(1)	—
Michael J. McGuire	161%
John A. Kuhn	173%
Jerome Faure	168%
Brian W. Goshen	161%

(1)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.

One half of the target long-term incentive compensation delivered to each Named Executive Officer was in the form of performance-based restricted shares that were issued at target and were not subject to any performance adjustment at grant. The other half of the long-term incentive compensation delivered to each Named Executive Officer was in the form of time-based restricted shares, with the target amount of the time-based restricted shares adjusted for performance at grant at a rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, Mr. McGuire’s 2014 annual incentive compensation performance adjustment was 61% above target and his time-based restricted share award was adjusted to 30.5% above target.

The Compensation Committee then reviewed the preliminary compensation amounts for the Named Executive Officers produced by the indicated performance adjustments to determine whether the process had yielded appropriate annual and long-term incentive compensation in the context of events as they occurred during the year. Based upon the foregoing, the Compensation Committee determined that the 2014 compensation of the Named Executive Officers would be as follows:

			Long-Term Incentive Compensation
Name	Annual Base Salary	Annual Incentive Compensation	Performance Based Restricted Share Award	Time Based Restricted Share Award	Total(1)
John R. Charman	$100	—	—	—	$100
Michael J. McGuire	$500,000	$883,438	$400,000	$521,250	$2,304,688
John A. Kuhn	$700,000	$1,333,063	$560,000	$764,750	$3,357,813
Jerome Faure	$550,000	$1,017,156	$440,000	$589,875	$2,597,031
Brian W. Goshen	$400,000	$514,000	$250,000	$325,781	$1,489,781

(1)

The compensation information in the table above differs from the calculation of total compensation in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2015 in recognition of performance during 2014 and not including the value of compensation and perquisites from the “Bonus” and “All Other Compensation” columns in the Summary Compensation Table. In addition, the “Bonus” column of the Summary Compensation Table for Mr. Goshen includes $128,500 approved by the Compensation Committee, at the same time the Compensation Committee approved the above annual Incentive compensation payments, in recognition of his additional responsibilities assumed as Chief Administrative Officer in May 2014.

Shareholder Outreach on “Say-on-Pay” Vote

Taking into account the results of the most recent “Say-on-Pay” vote, in which the compensation program for the Named Executive Officers received the approval of 40% of the shares voting at the 2014 Annual General Meeting of Shareholders, the Company had extensive dialogue with its shareholders. Over the past 12 months, the Company held discussions with shareholders who, in the aggregate at the time of such discussions, represented approximately 40% of its outstanding shares. The Company expects to continue such meetings prior to the 2015 Annual General Meeting of Shareholders and, as a matter of policy and practice, fosters and encourages engagement with its shareholders on executive compensation, corporate governance and other matters.

Shareholders generally indicated that their focus last year rested with the compensation arrangement entered into between Endurance and Mr. Charman in connection with the hiring of Mr. Charman as Endurance’s Chairman and Chief Executive Officer in May 2013. Mr. Charman’s employment arrangement was structured by the Company with the following points in mind:

•	A required substantial financial commitment to the common shares of the Company. Mr. Charman and his family trusts invested $30 million in the equity of Endurance at the time of his joining the Company. The investment was made at the market price. Since joining the Company, Mr. Charman and his family trusts have invested an additional $22.9 million in the equity of the Company at prevailing market prices.

•	Only equity compensation delivered to maximize alignment with shareholders. Mr. Charman’s only compensation for his first five years of employment is his initial restricted share grant and options, along with a $100 per year base salary. Mr. Charman is not entitled to receive any annual incentive compensation or additional long-term incentive compensation until the 2018 performance year.

•	Assurance that Mr. Charman’s commitment to the Company is for the long-term. Mr. Charman has restrictions on his ability to sell his Endurance shares for 5 years, except under limited circumstances. Mr. Charman’s restricted shares and options vest over four years and are subject to forfeiture if Mr. Charman’s employment with Endurance is terminated by Endurance for cause or by Mr. Charman without good reason.

•	A level of compensation consistent with the Chief Executive Officer’s peers. The value of Mr. Charman’s initial grant was calibrated by the Company based upon the expected level of total compensation to be delivered to the Chief Executive Officers of the Company’s peers over the next five years. The value of Mr. Charman’s initial grant of restricted shares and options in 2013, when annualized over the 5 year period of his employment contract, would result in Mr. Charman ranking 5th out of 12 chief executive officers, when compared to the average total chief executive officer compensation for the Company’s peer group during the period from 2011 through 2013.

Shareholders also acknowledged the Company’s previous favorable track record of responsible executive compensation practices, as demonstrated by the Company’s prior Say-on-Pay vote results:

•	2013 – 98.77% favorable vote

•	2012 – 97.30% favorable vote

•	2011 – 93.13% favorable vote

Based upon the foregoing, shareholders generally indicated to the Company that the compensation arrangement with Mr. Charman should be viewed in the context of an assessment of the Company’s 2013 pay practices and should not be given undue weight when considering the Company’s 2014 and future pay practices, so long as the original terms of the employment arrangements between the Company and Mr. Charman remained in place without material modification.

Shareholders also indicated their interest in the inclusion in the Company’s compensation program of the following elements:

•	An increase in performance-based equity compensation;

•	Equity compensation performance metrics that applied over multi-year performance periods and included relative metrics; and

•	Linkage of performance compensation to stated strategic goals.

The Compensation Committee reviewed the feedback the Company received from its shareholders and the results of the Company’s 2014 Say-on-Pay vote. In light of the shareholder feedback received, the Compensation Committee assessed the means by which the Company’s executive compensation policies and practices could be improved by further aligning the interests of the Company’s executives with the achievement of the Company’s financial goals and the creation of long-term shareholder value. Taking into account the foregoing, the Compensation Committee revised the design of the Company’s executive compensation program to include the following:

•	Performance-Based Equity Compensation. The Compensation Committee introduced performance-based restricted shares in 2014. For the 2014 performance year, 50% of the target long-term incentive compensation was granted to the Named Executive Officers in performance-based restricted shares.

•	Multi-Year Relative Performance Metrics. The new performance-based restricted shares will cliff vest after 3 years, with vesting dependent upon the Company’s relative total shareholder return versus a pre-determined peer group over the three-year period. Dividends are not payable until vesting and only on that portion of the restricted shares that vest. The Company will disclose its progress to date against the performance-based restricted share metrics.

•	Performance Compensation Linked to Strategic Goals. Incentive compensation for 2014 was based on a broad scorecard of tangible financial and strategic goals for both the Company and its major lines of business in order to more closely tie incentive compensation to the performance of the businesses.

Objectives of the Company’s Compensation Program

In order to accomplish the Company’s goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters, the Compensation Committee believes that the Company must attract, motivate and retain the most talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based the Company’s compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other employers who compete with the Company for talent.

•	Compensation should reward performance. Compensation should parallel individual and Company performance. Where individual and/or Company performance does not meet ROE or strategic objectives, the compensation program should deliver lower-tier compensation. In addition, to improve effectiveness, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay.

•	Compensation should not motivate excessive risk taking. The structure of the Company’s compensation program, the selection of performance objectives and the evaluation of performance by the Compensation Committee all take into account and seek to ameliorate excessive risk taking amongst the Company’s employees.

•	Compensation should reflect the means by which performance is achieved. To ensure the Company’s performance is attained by means encompassed by the Company’s risk parameters, the Company’s compensation program permits downward adjustment in the amount of variable compensation to be delivered to executives at the discretion of the Compensation Committee, should the Compensation Committee determine that the Company’s performance indicators are not reflective of the Company’s actual performance or the risks undertaken to attain such performance.

•	Compensation policies should provide remedies for executive misconduct. The Company’s senior executives are subject to an executive compensation clawback policy that provides that in the event of a restatement of the financial statements in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

Elements of Compensation

The Company has four principal elements of compensation: base salary, annual incentive compensation, long-term incentive compensation and employee benefits/other compensation. The Compensation Committee believes that the majority of our Named Executive Officers’ compensation should be delivered in the form of variable compensation, which fluctuates based on the performance measures within our incentive plans. The table below shows the percentage composition of each Named Executive Officer’s total 2014 compensation:

	Fixed Compensation			Variable Compensation
Name	Base Salary	Executive Benefits and Other Compensation	Total Fixed Compensation(1)	Annual Incentive Compensation	Long-Term Incentive Compensation	Total Variable Compensation(1)
John R. Charman(2)	—	100%	100%	—	—	—
Michael J. McGuire	19%	11%	30%	34%	36%	70%
John A. Kuhn	20%	6%	26%	37%	37%	74%
Jerome Faure	20%	4%	24%	38%	38%	76%
Brian W. Goshen	23%	3%	26%	35%	39%	74%

(1)	The percentages in the table above differs from the percentages that would be derived from the Summary Compensation Table below by including the value of restricted shares granted in March of 2015 in recognition of performance during 2014 and excluding one-time payments reported in the Bonus column for Mr. Goshen.
(2)	Mr. Charman’s compensation is comprised entirely of executive benefits and other compensation, as his base salary is $100 per annum and he is not eligible to receive annual incentive compensation until the 2018 performance year.

Base Salary. Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. The base salary for the Company’s Chief Executive Officer is $100 per annum. Base salaries for the Company’s other Named Executive Officers are targeted at the median of base salaries paid for similar positions at a comparative group of companies referred to as the Peer Group, below. The base salaries of individual Named Executive Officers can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. The annual base salary rates for the Named Executive Officers for the past three years were as follows:

Name	Year	Annual Base Rate Salary
John R. Charman	2014	$100
	2013	$100

Michael J. McGuire	2014	$500,000
	2013	$500,000
	2012	$500,000

John A. Kuhn	2014	$700,000
	2013	$700,000
	2012	$700,000

Jerome Faure	2014	$550,000
	2013	$550,000

Brian W. Goshen	2014	$400,000

None of the Named Executive Officers received an increase in base salary in 2015.

Annual Incentive Compensation. The Company’s annual incentive compensation program supports the Company’s strategy by linking a significant portion of its employees’ total compensation to the achievement of critical business goals on an annual basis. All of the Company’s employees, including the Named Executive Officers (other than Mr. Charman), are eligible to earn annual incentive compensation.

The target annual incentive compensation opportunity for the Named Executive Officers is established based upon the level of responsibility of the Named Executive Officer within the Company, as well as external market practices. The Compensation Committee seeks to set target annual incentive compensation so that achieving target financial and strategic performance would result in annual incentive compensation approximating the median for the Company’s peer group, with corresponding above or below target performance resulting in annual incentive compensation that averages above or below the peer group median. The target annual incentive compensation opportunity does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The range of potential annual incentive compensation for each Named Executive Officer is between 0% of target and 200% of target. The target and range of annual incentive opportunities for the Named Executive Officers (expressed as a percentage of base salary) are as follows:

	Target Annual Incentive Compensation (% of Base Salary)	Range of Potential Annual Incentive Compensation (% of Base Salary)
John R. Charman (1)	—	—
Michael J. McGuire	110%	0% to 220%
John A. Kuhn	110%	0% to 220%
Jerome Faure	110%	0% to 220%
Brian W. Goshen	80%	0% to 160%

(1)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.

Annual incentive compensation is paid in February for the prior year’s performance and is based upon the performance metrics described below, the Compensation Committee’s evaluation of the Company’s performance and each Named Executive Officer’s individual performance in the prior year.

Long-Term Incentive Compensation. The Compensation Committee believes the inclusion of long-term incentive compensation in the Company’s compensation structure fosters the appropriate perspective in management, given that the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, the Compensation Committee seeks to align the interests of the Company’s employees with the Company’s shareholders to the greatest extent practicable. Finally, long-term incentive compensation, which potentially is forfeited in the event of the departure of an employee from the Company, has the ability to retain valuable executive talent within the organization. Each of the Named Executive Officers (other than Mr. Charman) is eligible to earn long-term incentive compensation.

The target long-term incentive compensation opportunity for the Named Executive Officers is established based upon the level of responsibility of the Named Executive Officer within the Company, as well as external market practices. The Compensation Committee seeks to set target long-term incentive compensation so that achieving target financial and strategic performance would result in long-term incentive compensation approximating the median for the Company’s peer group, with corresponding above or below target performance resulting in long-term incentive compensation that averages above or below the peer group median. The target long-term incentive compensation opportunity does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. For the 2014 performance year, the Compensation Committee delivered its long-term incentive compensation in the form of both performance-based restricted shares and time-based restricted shares. The total target long-term incentive compensation for the Named Executive Officers (expressed as a percentage of base salary) was as follows:

Target Long-Term Incentive Compensation (% of Base Salary)

	Total		Performance- Based Restricted Shares		Time-Based Restricted Shares
John R. Charman (1)	—		—		—
Michael J. McGuire	160%	=	80%	+	80%
John A. Kuhn	160%	=	80%	+	80%
Jerome Faure	160%	=	80%	+	80%
Brian W. Goshen	125%	=	62.5%	+	62.5%

(1)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.

Performance-based restricted shares are fixed at target at the time of grant and adjust at the time of vesting based upon the Company’s percentile rank of total shareholder return compared to all insurance or reinsurance companies whose equity securities are publicly traded in the United States. The range of potential long-term incentive compensation from the performance-based restricted shares is between 0% of target and 200% of target.

Time-based restricted shares are adjusted from target at the time of grant based upon the Company’s ROE and the individual performance of each Named Executive Officer, including the Named Executive Officer’s contribution towards the Company’s strategic objectives. The number of time-based restricted shares are adjusted for performance at a rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, if a Named Executive Officer’s annual incentive compensation performance adjustment is 40% above or below target, then his or her time-based restricted share award will be adjusted to 20% above or below target. The range of adjustment from target at the time of grant for the time-based restricted shares is between 50% of target and 150% of target.

The range of potential long-term incentive compensation for the Named Executive Officers (expressed as a percentage of base salary) for the 2014 performance year was as follows:

	Performance-Based Restricted Shares			Time-Based Restricted Shares			Total
	(% of Base Salary – Adjusted after Grant)			(% of Base Salary – Adjusted prior to Grant)			(% of Base Salary)
	Minimum	Target	Maximum	Minimum	Target	Maximum	Minimum	Maximum
John R. Charman (1)	—	—	—	—	—	—	—	—
Michael J. McGuire	0%	80%	160%	40%	80%	120%	40%	280%
John A. Kuhn	0%	80%	160%	40%	80%	120%	40%	280%
Jerome Faure	0%	80%	160%	40%	80%	120%	40%	280%
Brian W. Goshen	0%	62.5%	125%	31%	62.5%	94%	31%	219%

(1)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.

The Company’s performance-based restricted shares and time-based restricted shares have the following terms and conditions:

•	Performance-Based Restricted Shares. The Company’s performance-based restricted shares vest between 0% and 200% of target and become unrestricted ordinary shares on the third anniversary of the date of grant in accordance with the following table:

Percentile Rank of Total Shareholder Return	Vesting Percentage(1)
0 to 24th Percentile	0%
25th to 60th Percentile	25% to 100%
61st to 80th Percentile	101% to 150%
81st to 100th Percentile	151% to 200%

(1)	In order to comply with applicable tax and securities laws, the number of performance-based restricted shares granted was determined based upon the maximum number of possible ordinary shares attainable upon vesting and the vesting percentages (i.e., the number of shares vesting upon attainment of the performance thresholds) were reduced by 50%.

The Company’s percentile rank of total shareholder return is calculated over the three-year vesting period and compares the Company’s total shareholder return to the total shareholder return of a broad group of the Company’s peer insurance or reinsurance companies whose equity securities are publicly traded in the United States.

Dividends on performance-based restricted shares are not payable until vesting and only on that portion of the performance-based restricted shares that vest. Performance-based restricted shares are subject to forfeiture upon an employee’s departure from the Company or, if the employee has retired, upon the violation of post-employment non-competition obligations. Performance-based restricted shares are eligible for accelerated vesting at target upon an employee’s death, disability or termination of employment following a change of control of the Company.

• Time-Based Restricted Shares. The Company’s time-based restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on time-based restricted shares are paid in cash at the time dividends are paid on the Company’s unrestricted ordinary shares. Time-based restricted shares are subject to forfeiture upon an employee’s departure from the Company or, if the employee has retired, upon the violation of post-employment non-competition obligations. Time-based restricted shares are eligible for accelerated vesting upon an employee’s death, disability or termination of employment following a change of control of the Company.

Long-term incentive compensation is delivered each March in respect of performance over the prior year. All grants of long-term incentive compensation are approved by either the independent directors of the Board or the Compensation Committee.

Executive Benefits and Other Compensation. The Company offers a core set of employee benefits in order to provide its employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical, dental and vision coverage, disability insurance and life insurance. The Company also offers all employees the opportunity to participate in the Company’s defined contribution retirement savings plans. The Company’s contributions under its U.S. 401(k) Plan consist of a 4% “safe harbor” contribution, a maximum matching contribution of up to 3% and a year-end discretionary profit sharing contribution of up to 3%, all on eligible wages up to the statutory wage maximum. Each of the Named Executive Officers (except Mr. Charman) participated in 2014 in the Company’s U.S. 401(k) Plan.

In addition to the core set of employee benefits, the Company also provides customary additional benefits to senior executive of the company, in particular for expatriate employees working outside of their home country. These benefits are typical for the industry, as well as for Bermuda-based companies. The purpose of the expatriate employee benefits is to equalize a portion of the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. The additional executive benefits provided by the Company include the following:

•	Housing and Transportation Expenses. The Company reimburses expatriate employees for housing expenses and for certain travel and transportation expenses between their homes and Company offices. For business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda, the Company owns a fractional interest in a corporate aircraft for the use of the Chief Executive Officer and certain other senior executives. The corporate aircraft is used for business travel purposes and up to 12 round trip personal flights by the Chief Executive Officer between Bermuda and the Eastern United States, as specified in the Chief Executive Officer’s employment contract. None of the Company’s other senior executives are permitted to use corporate aircraft for personal flights.

•	Tax Payments. The Company reimburses Mr. Charman for certain incremental tax expenses incurred as a result of travel to the U.S. for business purposes, as approved by our Compensation Committee. In addition, to the extent the Company’s housing expense reimbursement, transportation expense reimbursement, tax preparation fee, or Bermuda payroll and social insurance tax payments are deemed to be taxable income to expatriate employees, the Company grosses up the expatriate employees for any home country taxes payable on the additional income.

•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company reimburses expatriate employees for the cost of third party tax preparation assistance.

•	Payments in Addition to Company Contributions to Defined Contribution Plan. To the extent a Named Executive Officer’s eligible compensation exceeded the Internal Revenue Code compensation limits for contributions into the Company’s 401(k) Plan in 2014 and the Named Executive Officer was unable to participate in the Company’s supplemental deferred compensation plan, the Company made a payment to the Named Executive Officer equal to 125% of the additional contribution that would have been made on behalf of such Named Executive Officer to the Company’s 401(k) had such compensation limits not existed.

The Compensation Committee annually reviews the level of executive benefits provided to the Named Executive Officers and believes that the executive benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Peer Group

The Compensation Committee regularly uses a peer group of insurance and reinsurance companies (the “Peer Group”) to assess the Company’s performance and the relative effectiveness and competitiveness of its compensation program. The Peer Group consists of companies that generally meet the following criteria:

•	Gross premiums written comparable to the Company;

•	Market capitalization comparable to the Company;

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•	Have generally similar pay models.

The Compensation Committee does not compare the Company with other financial services companies engaged in banking, investment banking or investment management because the Compensation Committee believes the mix of pay elements and program structures are materially different in those areas of the financial services industry.

Each year, the Compensation Committee evaluates and, if appropriate, updates the composition of the Peer Group to ensure it remains relevant for the Company’s comparative compensation purposes. Changes to the Peer Group are carefully considered to assure continuity from year to year. The 11 companies included in the Peer Group in 2014 were:

• Allied World Assurance Company Limited	• Montpelier Re Holdings Ltd.
• Arch Capital Group Ltd.	• PartnerRe Ltd.
• Argo Group International Holdings, Ltd.	• Platinum Underwriters Holdings, Ltd.
• Aspen Insurance Holdings Ltd.	• RenaissanceRe Holdings Ltd.
• AXIS Capital Holdings Limited	• Validus Holdings Ltd.
• Everest Re Group, Ltd.

Performance Metrics

The Compensation Committee set the performance metrics for the determination of annual and long-term incentive compensation at the commencement of the 2014 performance year. Each year, the Compensation Committee evaluates the Company’s performance metrics with a view towards closely aligning Named Executive Officers’ incentive compensation structure with the generation of shareholder value. The relative weighting of the performance metrics is determined by the Compensation Committee in order to ensure a diverse and balanced measurement of the Company’s performance.

The Compensation Committee calculated each of the Company’s 2014 performance metrics as follows:

Return on Equity. Operating return on equity, or ROE, was determined by dividing the Company’s operating income by the arithmetic average of the Company’s beginning and ending common equity balances for the applicable calendar year. Operating income was calculated by excluding from the Company’s net income any after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses. The Compensation Committee uses operating income, as opposed to net income, as the measure of the Company’s performance because the Compensation Committee believes realized capital gains and losses and foreign exchange gains and losses are largely independent of the Company’s business and underwriting process and including them distorts the analysis of trends in its operations.

Each year, the Compensation Committee establishes the current year target ROE goal for the Company based upon the Company’s budget, financial plan and risk tolerances reviewed and approved by the Board. In setting the Company’s ROE goals, the Board takes into account the expected underwriting and interest rate environments, as well as the Company’s long-term strategic objectives. The Company’s 2014 annual target ROE goal was 8%.

Company Strategic Objectives. At the commencement of 2014, the Compensation Committee also established corporate strategic objectives. Set forth below are the company strategic objectives (excluding the applicable targets or hurdles) established by the Compensation Committee for 2014:

2014 Company Strategic Objectives
Non-Financial Objectives
- Targeted strategic acquisition goals
- Establishment of an international insurance operation
Financial Objectives
Insurance Segment
- Net written premiums
- Pre G&A underwriting ratio
- Return on consumed capital
Reinsurance Segment
- Net written premiums
- Pre G&A underwriting ratio
- Return on consumed capital
Investments
- Net investment income
- Investment performance against the portfolio strategic benchmark
Capital
- A.M. Best capital versus internal target
- S&P capital versus internal target
G&A Expenses
- Aggregate net G&A expenditures

Individual Performance. Each Named Executive Officer has individual job objectives based upon the Company strategic objectives established by the Board for the Company. Individual job objectives vary by each Named Executive Officer’s functional role within the organization, but generally include, in addition to the attainment of applicable Company strategic objectives, the following:

•	achievement of the Company’s strategic goals within applicable risk management parameters;

•	management of applicable risks within established guidelines;

•	development of leadership and management capabilities of the Company; and

•	compliance at a high level with applicable law, regulations and corporate governance standards.

Employment Agreements and Severance Benefits

Employment Agreements. In order to clarify the terms of employment for the Named Executive Officers and to gain the benefit of post-employment non-compete and non-solicitation restrictions, the Company has entered into employment agreements with each of the Named Executive Officers. In establishing the terms of the employment agreements with the Named Executive Officers, the Company considered various factors, including the changing market opportunities and challenges facing the insurance industry, competitive pressures from new market entrants, and the enhanced roles of each of the Named Executive Officers as a result of the growth and development of the Company. The employment agreements are described below under “Executive Compensation – Employment Contracts.”

Severance Benefits. The employment agreements with the Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. Receipt of post-employment severance benefits is conditioned upon delivery by a Named Executive Officer to the Company of a release and waiver of claims. For a description of the severance benefits available to each of the Named Executive Officers, please see “Executive Compensation – Potential Payments Upon Termination of Employment or Change in Control.”

The Company’s Compensation Process

The Compensation Committee met in November 2013, February 2014 and May 2014 to review and adopt the Company’s ROE goal and strategic objectives, as well as to modify the Company’s compensation plans as described above. The Compensation Committee then met in executive session in November 2014 and February 2015 to review the Company’s performance and the performance of the Chief Executive Officer, the other Named Executive Officers and the Company’s other senior executives. The Compensation Committee advised the Board with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term in a manner which remains within the Company’s risk tolerances. To that end, the Compensation Committee establishes at the beginning of each year a set of financial and strategic targets, including an ROE target, based upon the Company’s budget and financial plan and risk tolerances presented to and approved by the Board.

In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes his individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer – a process which is then repeated throughout the organization.

By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.

•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its ROE and strategic objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s performance against ROE and strategic objectives, measured against the Company’s compliance with its established risk parameters.

•

Assessment of Individual Performance. At the conclusion of each year, the non-management members of the Board assess the Chief Executive Officer’s performance for the past year. The assessment measures the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The assessment also includes an opportunity for director input on the Chief Executive

Officer’s strengths and developmental needs. The results of the assessment are shared by the Board with the Chief Executive Officer. A similar assessment is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company and the resulting performance ratings are used to determine the individual performance component of the employees’ annual and long-term incentive compensation.

•	Peer Compensation Comparison. The Compensation Committee reviews publicly available Peer Group proxy data, as well as the data available from industry compensation surveys in order to compare the Company’s compensation program to peer practices. The Compensation Committee compares compensation programs generally, as well as the compensation of the Named Executive Officers to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes Peer Group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 25th and 75th percentile of comparative pay of the Company’s peers for commensurate performance.

•	Pay for Performance. The Compensation Committee reviews the performance of the Company against its ROE goals and strategic objectives and compares the levels of compensation delivered to the Company’s Named Executive Officers for the purpose of determining if the Company’s compensation plan, practices and decisions appropriately reflect the Company’s pay for performance philosophy with respect to the compensation of its Named Executive Officers.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation and long-term incentive compensation of the Company’s Named Executive Officers. In addition, the Compensation Committee reviews all other compensation elements, including perquisites for the Company’s Named Executive Officers. The Compensation Committee also reviews the Company’s contractual obligations to its Named Executive Officers in the event of a change in control of the Company or an employment termination event.

Roles of the Participants in the Company’s Compensation Process

•	The Compensation Committee. The Compensation Committee is comprised exclusively of independent members of the Board, as determined in accordance with the Company’s Director Nomination Policy and the NYSE Corporate Governance Standards. The Compensation Committee sets the Company’s compensation policies and is charged with all compensation actions related to the Company’s Chief Executive Officer and the other Named Executive Officers. The Compensation Committee’s complete roles and responsibilities are set forth in its written charter adopted by the Board of Directors, which can be found at www.endurance.bm.

•	The Compensation Consultant. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the consultant’s engagement. The Compensation Committee also has the authority to obtain advice and assistance from external counsel or other advisors. In 2014, the Compensation Committee retained F. W. Cook as its independent compensation consultant to assist the Compensation Committee in accomplishing its goals. The Compensation Committee determined that F. W. Cook was independent of the Company under the NYSE Corporate Governance Standards after taking into consideration the following factors:

•	The absence of other services being provided to the Company by F.W. Cook;

•	The amount of fees received from the Company by F.W. Cook representing a non-material percentage of the total revenue of F.W. Cook;

•	The policies and procedures of F.W. Cook that are designed to prevent conflicts of interest;

•	The absence of any business or personal relationship of any employee of F.W. Cook with a member of the Compensation Committee;

•	The absence of shares of the Company owned by F.W. Cook; and

•	The absence of any business or personal relationship of F.W. Cook with an executive officer of the Company.

The Compensation Committee did not engage any other advisor in 2014.

The Compensation Committee utilizes F.W. Cook to assist the Compensation Committee in fulfilling the following responsibilities:

•	Advising on management compensation and benefit structure and levels;

•	Advising on appropriate executive performance goals and metrics;

•	Advising on the appropriate form and level of long-term incentive grants;

•	Providing the Compensation Committee with comparison group benchmarking data and information as to market practices and trends;

•	Reviewing the Company’s compensation program to determine whether the Company’s compensation practices encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company;

•	Reviewing the composition of the Company’s Peer Group;

•	Reviewing the Compensation Discussion and Analysis, compensation tables and other compensation related disclosure in the Company’s proxy statement and other communications with its shareholders;

•	Advising on the Company’s employment agreement and employee severance standards and practices;

•	Attending Compensation Committee meetings, as requested by the Compensation Committee;

•	Advising on compliance with applicable law and regulations governing compensation practices and procedures;

•	Advising on best-practices approaches for compensation program design and governance of executive and director compensation; and

•	Advising on director compensation levels.

•	Company Management. The Chief Executive Officer and the Chief Administrative Officer, working with internal resources, recommend the design of the Company’s compensation programs to the Compensation Committee and recommend modifications to existing or the adoption of new compensation plans and programs to the Compensation Committee. In addition, the Chief Executive Officer recommends to the Compensation Committee the performance metrics used to determine payouts under the Company’s annual and long-term incentive compensation programs. Each Named Executive Officer’s individual performance goals are jointly developed by the Named Executive Officer and the Chief Executive Officer.

Before the Compensation Committee makes compensation decisions, the Chief Executive Officer provides his assessment of each Named Executive Officer’s performance, other than his own, addressing such factors as the executive’s achievement of individual goals, leadership accomplishments, contribution to the Company’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific base salary, annual and long-term incentive compensation recommendations relating to the individual portion of each Named Executive Officer’s annual and long-term incentive compensation. In preparing compensation recommendations for the Compensation Committee, the Chief Executive Officer and Chief Administrative Officer and other internal resources review compensation and survey data compiled for the Compensation

Committee by F. W. Cook for similarly-situated executives at the Peer Group. The Chief Executive Officer attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. Decisions relating to the compensation of the Named Executive Officers are made solely by the Compensation Committee and reported to the full Board of Directors.

Share Ownership Guidelines

The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and other senior executive officers with the Company’s shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer, the Company’s other senior executive officers and the Company’s non-employee directors are as follows:

Role	Value of Shares Required to be Owned
Chief Executive Officer	5 times base salary
Senior Executive Officer	2 times base salary
Non-Employee Director	5 times base retainer fee

Shares counted towards meeting the Company’s share ownership guidelines include:

•	Shares owned outright by the non-employee director or executive or his or her immediate family members residing in the same household;

•	Shares held in the Company Employee Share Purchase Plan;

•	Restricted shares, whether or not vested;

•	Restricted share units issued, whether or not vested;

•	The net cash value of outstanding vested options, divided by the Company’s closing share price as of the date of measurement; and

•	Shares held in trust for the benefit of the non-employee director or executive, subject to the approval of the Compensation Committee.

There is no timeframe within which non-employee directors, the Chief Executive Officer and executive officers must attain the required levels of ownership; however, they are required to retain 50% of shares received upon exercise or vesting of Company-delivered equity until they have attained the applicable share ownership level. In the event of non-compliance with the Company’s share ownership guidelines, the Compensation Committee may take such actions as it may determine to be appropriate in order to achieve the purposes of the Company’s share ownership guidelines.

Each of the Named Executive Officers, other than Mr. Goshen, who joined the Company in 2014, owned the number of shares required under the Company’s share ownership guidelines as of March 1, 2015.

Trading Controls and Derivatives; Prohibition on Hedging and Pledging

Generally, trading by the Company’s non-employee directors and employees in the Company’s shares is permitted only during announced trading periods. Non-employee directors and employees who are subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period and must be approved in advance by the Company. The Company’s non-employee directors and employees, including the Named Executive Officers, may not engage in short sales of the Company’s shares, purchase or sell options on the Company’s shares or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s shares. In addition, the Company’s non-employee directors and employees may not pledge the Company’s shares to secure new or existing loans.

Compensation Determinations for 2014

Company Performance. In 2014, the Compensation Committee measured the Company’s performance based on ROE and the achievement of the Company’s strategic objectives. In 2014, the Company’s ROE of 11.7% was higher than the 8.0% target ROE established by the Board for the Company at the commencement of the year. In addition, the Company met or exceeded its 2014 strategic objectives, as set forth in the table below, which lists the Company’s strategic objectives (excluding the applicable targets or hurdles) established by the Compensation Committee for 2014 and the status at the end of 2014 of those objectives:

2014 Company Strategic Objectives	Status
Non-Financial Objectives
- Targeted strategic acquisition goals	Ö
- Establishment of an international insurance operation	Ö

Financial Objectives
Insurance Segment
- Net written premiums	≈
- Pre G&A underwriting ratio	Ö
- Return on consumed capital	X
Reinsurance Segment
- Net written premiums	Ö
- Pre G&A underwriting ratio	Ö
- Return on consumed capital	Ö
Investments
- Net investment income	≈
- Investment performance against the portfolio strategic benchmark	X
Capital
- A.M. Best capital versus internal target	Ö
- S&P capital versus internal target	Ö
G&A Expenses
- Aggregate net G&A expenditures	Ö

Ö signifies met or exceeded

≈ signifies partially attained

X signifies not attained

The Company’s performance in 2014 was principally a result of the positive impact of the significant underwriting investments the Company made in 2013 and 2014, as well as the lower levels of catastrophe losses and strong favorable reserve development in 2014. For a more detailed description of the Company’s financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Form 10-K.

Base Salaries. The Compensation Committee determined not to increase base salaries for the Named Executive Officers in 2015. Base salaries for the Named Executive Officers have not been increased by the Company since 2012.

Annual Incentive Compensation. The 11.7% ROE achieved by the Company in 2014 resulted in an indicated 146.5% performance adjustment to the target annual incentive compensation of the Named Executive Officers. The Named Executive Officers’ individual performance, including their contribution towards the Company’s strategic objectives, resulted in an indicated average individual performance adjustment of 182% to their target annual incentive compensation. The ROE and individual performance adjustments are averaged with an equal weight to determine the Named Executive Officers’ performance adjustments to their target levels of annual incentive compensation. The table below lists the actual 2014 annual incentive compensation for the Named Executive Officers:

	2014 Annual Incentive Compensation (Percentage of Target)	2014 Annual Incentive Compensation Amount
John R. Charman(1)	—	—
Michael J. McGuire	161%	$883,438
John A. Kuhn	173%	$1,333,063
Jerome Faure	168%	$1,017,156
Brian W. Goshen(2)	161%	$514,000

(1)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.
(2)	At the same time the Compensation Committee approved the above annual incentive compensation, it also approved an additional $128,500 of incentive compensation for Mr. Goshen in recognition of his additional responsibilities assumed as Chief Administrative Officer in May 2014. The additional $128,500 has been recorded in the “Bonus” column of the Summary Compensation Table for Mr. Goshen.

Long-Term Incentive Compensation. One half of the 2014 target long-term incentive compensation delivered to each Named Executive Officer was in the form of performance-based restricted shares. The performance-based restricted shares were issued at the target level and were not subject to a performance adjustment at grant. The other half of the 2014 long-term incentive compensation delivered to each Named Executive Officer was in the form of time-based restricted shares, with the target amount of the time-based restricted shares adjusted for performance at rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, Mr. McGuire’s 2014 annual incentive compensation performance adjustment was 61% above target and his time-based restricted share award was adjusted to 30.5% above target.

The table below lists the 2014 long-term incentive plan performance adjusted compensation percentages and indicated performance-based restricted share value, time-based restricted share value and total long-term incentive compensation for the Named Executive Officers:

	2014 Performance- Based Restricted Shares (Percentage of Target)	2014 Performance- Based Restricted Shares	2014 Time-Based Restricted Shares (Percentage of Target)	2014 Time-Based Restricted Shares	Total 2014 Long- Term Incentive Compensation(1)
John R. Charman(2)	—	—	—	—	—
Michael J. McGuire	100%	$400,000	130%	$521,250	$921,250
John A. Kuhn	100%	$560,000	137%	$764,750	$1,324,750
Jerome Faure	100%	$440,000	134%	$589,875	$1,029,875
Brian W. Goshen	100%	$250,000	130%	$325,781	$575,781

(1)	The long-term compensation information in the table above differs from the amount reported in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2015 in recognition of performance during 2014.
(2)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.

The number of restricted shares delivered to each Named Executive Officer was then determined based upon the 20 day trailing average closing price of the Company’s ordinary shares on the New York Stock Exchange as of February 2, 2015, with the number of restricted shares delivered calculated by dividing the dollar value of the grant by the average closing price ($60.45). In order to comply with applicable tax and securities laws, the number of performance-based restricted shares granted to the Named Executive Officers was determined based upon the maximum number of possible ordinary shares attainable upon vesting of the performance-based restricted shares and the performance vesting percentages (i.e., the number of shares vesting upon attainment of the performance thresholds) were reduced by 50%. Below are the number of target and maximum performance-based restricted shares and the performance-based restricted shares and time-based restricted shares the Compensation Committee determined to deliver to each of the Named Executive Officers for their performance in 2014:

	Target Number of Performance-Based Restricted Shares	Maximum Number of Performance-Based Restricted Shares	Performance- Based Restricted Shares Granted	Time-Based Restricted Shares Granted	Total Restricted Shares Granted
John R. Charman (1)	—	—	—	—	—
Michael J. McGuire	6,618	13,236	13,236	8,623	21,859
John A. Kuhn	9,264	18,528	18,528	12,651	31,179
Jerome Faure	7,279	14,558	14,558	9,758	24,316
Brian W. Goshen	4,136	8,272	8,272	5,389	13,661

(1)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.

Total Compensation. In February 2015, the Compensation Committee reviewed the preliminary compensation amounts for the Named Executive Officers, other than the Chief Executive Officer, produced by the indicated performance adjustments to determine whether the process had yielded appropriate annual and long-term incentive compensation in the context of events as they occurred during the year. In addition, the Compensation Committee reviewed the other compensation elements, including benefits and perquisites, of the Named Executive Officers. Following its review of these compensation elements, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate and no adjustments were necessary. As a result, the total 2014 compensation of the Named Executive Officers was set by the Compensation Committee as follows:

			Long-Term Incentive Compensation
Name	Annual Base Salary	Annual Incentive Compensation	Performance Based Restricted Share Award	Time Based Restricted Share Award	Total(1)
John R. Charman	$100	—	—	—	$100
Michael J. McGuire	$500,000	$883,438	$400,000	$521,550	$2,304,688
John A. Kuhn	$700,000	$1,333,063	$560,000	$764,750	$3,357,813
Jerome Faure	$550,000	$1,017,156	$440,000	$589,875	$2,597,031
Brian W. Goshen	$400,000	$514,000	$250,000	$325,781	$1,489,781

(1)	The compensation information in the table above differs from the calculation of total compensation in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2015 in recognition of performance during 2014 and not including the value of compensation and perquisites from the “Bonus” and “All Other Compensation” columns in the Summary Compensation Table. In addition, the “Bonus” column of the Summary Compensation Table for Mr. Goshen includes $128,500 approved by the Compensation Committee, at the same time the Compensation Committee approved the above annual incentive compensation, in recognition of his additional responsibilities assumed as Chief Administrative Officer in May 2014.

U.S. Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executives, although performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). For the Company, this rule has limited effect because the Company is headquartered and operates in Bermuda. Therefore, although the Company is aware of and considers the impact of this rule when developing and implementing its executive compensation program, the requirements of Section 162(m) do not have a material impact on the operation of the Company’s executive compensation program.

Shareholder Feedback

The Board and the Compensation Committee welcome continued feedback from the Company’s shareholders about the Company’s executive compensation program, and encourage shareholders to express their views to the Board and the Compensation Committee in writing. For more information about shareholder feedback opportunities, please refer to the “Communications with Directors” section of this proxy statement.

COMPENSATION COMMITTEE REPORT

Messrs. Barham, Barnes and Spass and Dr. Fleming currently serve on the Compensation Committee. All current members of the Compensation Committee will continue as members of the Compensation Committee. Mr. Barham serves as Chairman of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Form 10-K.

Respectfully submitted,

Norman Barham (Chairman)

Galen R. Barnes

Susan S. Fleming, PhD.

Robert A. Spass

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the three years ended December 31, 2014, 2013 and 2012, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John R. Charman	2014	$100	—	—	—	—	$1,259,551	$1,259,651
Chief Executive Officer	2013	$60	—	$35,104,233	$10,210,783	—	$709,585	$46,024,661

Michael J. McGuire	2014	$500,000	—	$525,468	—	$883,438	$282,304	$2,191,210
Chief Financial Officer	2013	$500,000	—	$464,074	—	$550,000	$249,127	$1,763,201
	2012	$500,000	—	$684,307	—	$200,000	$236,856	$1,621,163

John A. Kuhn	2014	$700,000	—	$683,077	—	$1,333,063	$212,116	$2,928,256
Chief Executive Officer, Insurance	2013	$700,000	—	$652,371	—	$910,000	$57,519	$2,319,890
	2012	$61,026	—	$1,200,010	—	$675,000	$12,103	$1,948,139

Jerome Faure	2014	$550,000	—	$525,468	—	$1,017,156	$114,274	$2,206,898
Chief Executive Officer, Reinsurance	2013	$445,994	—	$499,979	—	$605,000	$43,666	$1,594,639

Brian W. Goshen	2014	$341,026	$1,128,500	$208,440	—	$514,000	$42,359	$2,234,324
Chief Administrative Officer

Salary

The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to certain Named Executive Officers commencing employment with the Company after the start of the calendar year. The table below sets forth the annual base rate salary as at December 31 of each year.

Name	Year	Annual Base Rate Salary
John R. Charman	2014	$100
	2013	$100

Michael J. McGuire	2014	$500,000
	2013	$500,000
	2012	$500,000

John A. Kuhn	2014	$700,000
	2013	$700,000
	2012	$700,000

Jerome Faure	2014	$550,000
	2013	$550,000

Brian W. Goshen	2014	$400,000

Bonus

Mr. Goshen received a $1,000,000 cash payment upon joining the Company as compensation for foregone unvested long-term compensation at his prior employer. In the event Mr. Goshen’s service with the Company is severed by the Company for cause or by Mr. Goshen without good reason on or prior to February 24, 2016, Mr. Goshen must repay to the Company the full amount of such cash payment. In addition, Mr. Goshen received a $128,500 special bonus in recognition of his assumption of additional responsibilities as Chief Administrative

Officer of the Company. Other than as delivered to Mr. Goshen in 2014, the Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2014, 2013 and 2012. All annual incentive awards for 2014, 2013 and 2012 were performance-based. These payments, which were made under the Company’s annual performance-based incentive program, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares and restricted share units granted during 2014, 2013 and 2012. In other words, the amounts reported in the Stock Awards column are the number of restricted shares and restricted share units granted to the Named Executive Officers during a given year, multiplied by the closing price per share on the date of grant. The restricted shares granted to Mr. Charman in 2013 were delivered as an inducement for Mr. Charman to join the Company and represent (along with the options granted on the same date) virtually all of the compensation to be delivered to Mr. Charman for the first five years of his employment with the Company. The amounts reported in the Stock Awards column for Mr. Kuhn in 2012 and Mr. Goshen in 2014 were restricted shares that were delivered to Messrs. Kuhn and Goshen as an inducement for them to join the Company. The other restricted share awards were granted as part of the Company’s long-term incentive plan in March of the year listed in respect of the performance of the Company and the Named Executive Officers in the previous year. The dividend option restricted share units were granted quarterly in the year reported in lieu of dividend price reductions on options granted prior to 2005. The table below sets forth the amount that each of the restricted share grants and the dividend option restricted share units comprised of the total amount reported in the Stock Awards column for each Named Executive Officer.

Name	Year	Value of Restricted Shares Granted	Value of Dividend Option Restricted Share Units	Total Reported in Stock Awards Column
John R. Charman	2014	—	—	—
	2013	$35,104,233	—	$35,104,233

Michael J. McGuire	2014	$525,468	—	$525,468
	2013	$461,683	$2,391	$464,074
	2012	$675,000	$9,307	$684,307

John A. Kuhn	2014	$683,077	—	$683,077
	2013	$652,371	—	$652,371
	2012	$1,200,010	—	$1,200,010

Jerome Faure	2014	$525,468	—	$525,468
	2013	$499,979	—	$499,979

Brian W. Goshen	2014	$208,440	—	$208,440

The Company cautions that the amounts reported in the 2014 Summary Compensation Table may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares and restricted share units. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares and restricted share units is reflected in the 2014 Outstanding Equity Awards at Fiscal Year-End table. For additional information regarding the stock awards, see Note 15 to Consolidated Financial Statements in the Company’s Form 10-K.

Option Awards

The amount reported in the Option Awards column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options granted during 2013 to our Chief Executive Officer. In other words, the amount reported in the Option Awards column is the fair value of the option on the date granted to our Chief Executive Officer, determined utilizing the Black-Scholes option valuation method. The options granted to the Chief Executive Officer in 2013 were delivered as an inducement for the Chief Executive Officer to join the Company and represent (along with the restricted shares granted on the same date) virtually all of the compensation to be delivered to the Chief Executive Officer for the first five years of the Chief Executive Officer’s employment with the Company. The Company did not issue any option awards in 2014 or 2012.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer under the Company’s annual incentive plan. The annual incentive compensation delivered to the Named Executive Officers was earned and immediately available to the Named Executive Officers upon delivery in February 2015. The 2014 annual incentive compensation and long-term incentive compensation payments and awards delivered to the Named Executive Officers were determined as described in “Compensation Discussion and Analysis – Elements of the Company’s Compensation Program.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2014.

All Other Compensation

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional compensation required by the SEC rules to be separately quantified amounts. The following table and the narrative following the table sets forth and describes each of the amounts included in the All Other Compensation column for the Named Executive Officers in 2014.

	John R. Charman	Michael J. McGuire	John A. Kuhn	Jerome Faure	Brian W. Goshen

Housing	—	$120,000	$82,500	—	—

Transportation	$186,665	—	—	$16,412	—

Tax Preparation	$13,433	$3,600	—	—	—

Tax Reimbursement	$408,183	$49,621	$1,093	$8,961	—

Company Contributions to Defined Contribution Plan	—	$26,000	$26,000	$26,000	$26,000

Payments in Addition to Company Contributions to Defined Contribution Plan	—	$30,000	$55,000	$36,250	$10,129

Life Insurance Premiums	$24,611	$3,718	$1,536	$1,536	$2,150

Dividends Paid on Unvested Restricted Shares	$626,659	$40,415	$45,987	$25,115	$4,080

Club Dues	—	$8,950	—	—	—

Total	$1,259,551	$282,304	$212,116	$114,274	$42,359

Housing Expenses. The Company reimburses Messrs. McGuire and Kuhn for housing and related expenses.

Transportation Expenses. The Company reimburses Mr. Charman for the cost of corporate charter aircraft for up to 12 personal trips between Bermuda and the east coast of the United States, as specified in Mr. Charman’s employment contract. None of the Company’s other senior executives use any corporate charter aircraft for personal flights. The Company reimburses Mr. Faure for transportation expenses between his home in the United States and his Bermuda office.

Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company reimburses Messrs. Charman and McGuire for the cost of third party tax preparation assistance.

Tax Reimbursement Payments. The Company reimburses Mr. Charman for certain incremental tax expenses incurred as a result of travel to the U.S. for business purposes, as approved by our Compensation Committee ($8,663 reimbursed in 2014 for the 2013 calendar year and $399,520 reimbursed for the 2014 calendar year). To the extent the Company’s housing expense reimbursement, transportation expense reimbursement, tax preparation fee, or Bermuda social insurance tax payments are deemed to be taxable income to Messrs. McGuire, Faure and Kuhn, the Company provides reimbursement for any home country taxes payable on the additional income.

Company Contributions to Defined Contribution Plan. The Company makes contributions to each Named Executive Officer’s account under the Company’s 401(k) Plan on the same terms and using the same formulas as other participating employees of the Company.

Payments in Addition to Company Contributions to Defined Contribution Plan. To the extent a Named Executive Officer’s eligible compensation exceeded the Internal Revenue Code compensation limits for contributions into the Company’s 401(k) Plan in 2014 and the Named Executive Officer was unable to participate in the Company’s supplemental deferred compensation plan, the Company made a payment to the Named Executive Officer equal to 125% of the additional contribution that would have been made on behalf of such Named Executive Officer to the Company’s 401(k) had such compensation limits not existed.

Life Insurance Premiums. The Company provides life insurance to all employees, including the Named Executive Officers, with coverage levels varying by income, level within the organization and the location (country) for which the employee works.

Dividends Paid. The amounts included in the Dividends Paid column above represent the cash dividends paid on the unvested restricted shares held by the Named Executive Officers.

Club Dues. The Company reimburses Mr. McGuire for a club membership in Bermuda.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John R. Charman	—	—	—	—	—	—	—	—	—	—	—
Michael J. McGuire	3/3/2014	—	$550,000	$1,100,000	—	$800,000	$1,000,000	—	—	—	$525,468
John A. Kuhn	3/3/2014	—	$770,000	$1,540,000	—	$1,120,000	$1,400,000	—	—	—	$683,077
Jerome Faure	3/3/2014	—	$605,000	$1,210,000	—	$880,000	$1,100,000	—	—	—	$525,468
Brian W. Goshen(4)	2/24/14	—	$320,000	$640,000	—	$500,000	$625,000	—	—	—	$208,440

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2014 annual incentive compensation plan. Further discussion on the Company’s annual incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Incentive Compensation.” The final 2014 payouts for the Named Executive Officers can be found under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2014 long-term incentive compensation plan. Further discussion on the Company’s 2014 long-term incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation.” The equity incentive grants for the Named Executive Officers awarded in 2014 in respect of 2013 performance, which were awarded in accordance with the Company’s prior long-term incentive compensation program, can be found under “Stock Awards” in the Summary Compensation Table.
(3)	The grant date fair value amounts reported above represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares granted in 2014. The amounts reported in this column for restricted shares are the number of restricted shares granted to the Named Executive Officers during 2014 multiplied by the closing price per share on the date of grant. For additional information regarding the stock and option awards, see Note 15 to the Consolidated Financial Statements in the Company’s Form 10-K.
(4)	The restricted shares delivered to Mr. Goshen on February 24, 2014 were an inducement for Mr. Goshen to join the Company.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding option and stock awards held by the Named Executive Officers as of December 31, 2014.

	Grant Date	Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Charman	5/28/13	320,000	480,000	—	$48.20	5/28/23	425,334	(2)	25,451,987	—	—
Michael J. McGuire	3/1/11	—	—	—	—	—	3,139	(3)	187,838	—	—
	3/1/12	—	—	—	—	—	8,574	(4)	513,068	—	—
	3/1/13	—	—	—	—	—	7,852	(5)	469,864	—	—
	3/3/14	—	—	—	—	—	10,152	(6)	607,496	—	—
John A. Kuhn	11/30/12	—	—	—	—	—	9,522	(7)	569,796	—	—
	3/1/13	—	—	—	—	—	11,095	(5)	663,925	—	—
	3/3/14	—	—	—	—	—	13,197	(6)	789,708	—	—
Jerome Faure	3/11/13	—	—	—	—	—	8,315	(5)	497,570	—	—
	3/3/14	—	—	—	—	—	10,152	(6)	607,496	—	—
Brian W. Goshen	2/24/14	—	—	—	—	—	3,000	(5)	179,520	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $59.84 on December 31, 2014.
(2)	Restricted shares with three remaining vesting dates, vesting 25% on each of May 28, 2015, May 28, 2016 and May 28, 2017.
(3)	Restricted shares with one remaining vesting date, vesting 100% on March 1, 2015.
(4)	Restricted shares with two remaining vesting dates, vesting 50% on each of March 1, 2015 and March 1, 2016.
(5)	Restricted shares with three remaining vesting dates, vesting 33% on each of March 1, 2015, March 1, 2016 and March 1, 2017.
(6)	Restricted shares with four remaining vesting dates, vesting 25% on each of March 1, 2015, March 1, 2016, March 1, 2017 and March 1, 2018.
(7)	Restricted shares with two remaining vesting dates, vesting 64% on March 1, 2015 and 36% on March 1, 2016.

Option Exercises and Stock Vested

The following tables set forth the stock awards vested by the Named Executive Officers during the year ended December 31, 2014. No options were exercised by the Named Executive Officers in 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting (2)
John R. Charman	141,778	$7,405,065
Michael J. McGuire	15,663	$816,669
John A. Kuhn	12,504	$651,959
Jerome Faure	2,771	$144,480
Brian W. Goshen	1,000	$52,140

(1)	Represents total number of restricted shares vested during the period.
(2)	Represents the dollar value of the total number of restricted shares that vested during the period based on the closing price of the ordinary shares on the date of vesting (or, if not a trading day, the trading day immediately preceding the date of vesting).

Post-Employment Benefits

Pension Benefits

The Company did not have or provide for any of its employees, including the Named Executive Officers, a plan that provides for specified retirement payments or benefits in 2014.

Non-Qualified Deferred Compensation

The Company did not have in 2014 an active defined contribution or other plan that provides for the deferral of compensation for its U.S. employees, including its U.S. Named Executive Officers, on a basis that was not tax-qualified.

Employment Contracts

Chief Executive Officer

On May 28, 2013, the Company entered into an employment agreement (the “Charman Employment Agreement”) with Mr. Charman, in connection with his appointment to the positions of Chairman of the Board and Chief Executive Officer.

The Charman Employment Agreement is for a five year term, followed by automatic one-year renewals, unless notice of separation from service is provided by the Company or Mr. Charman at least 90 days prior to the end of the term. Non-renewal of the Charman Employment Agreement by the Company is deemed to be a separation of Mr. Charman’s employment with the Company without cause, entitling Mr. Charman to any compensation accruing to him under such circumstances. The Charman Employment Agreement specifies that Mr. Charman is to receive a $100 annual base salary and is not eligible to earn annual incentive compensation or long-term incentive compensation during the initial five-year term of his Employment Agreement. The Employment Agreement provides for reimbursement of business travel expenses for Mr. Charman and the reimbursement of certain limited personal travel expenses of Mr. Charman and his family between Bermuda and the East Coast of the United States. The Company and Mr. Charman have agreed that at the end of the initial five year term, Mr. Charman’s base salary, annual cash incentive compensation, long-term incentive compensation and benefits shall be reviewed by Mr. Charman and the Company and may be adjusted, by agreement of Mr. Charman and the Company, to rates and benefits commensurate for an executive of Mr. Charman’s qualification and experience in the insurance and reinsurance business.

Under the Charman Employment Agreement, the Company may separate Mr. Charman’s service from the Company as a result of disability, for cause or without cause. Mr. Charman may separate his service from the Company at any time, with or without good reason. Mr. Charman’s service from the Company will automatically be severed upon his death.

Under the Charman Employment Agreement, in the event of separation of Mr. Charman’s service from the Company (a) by the Company without cause, (b) by the Company due to Mr. Charman’s death or disability or (c) by Mr. Charman for good reason, Mr. Charman will be entitled to severance that includes acceleration of the vesting of 50% of his unvested restricted shares and options, compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of the Company are generally entitled. The payments and benefits to which Mr. Charman is entitled upon the severance of his service are further discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Charman is required to execute a general release of claims against the Company. Mr. Charman’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Charman’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Charman Employment Agreement, Mr. Charman is subject to non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Charman’s non-solicitation obligations extend for one year following his separation from service.

Chief Financial Officer

On April 28, 2009, the Company entered into an Amended and Restated Employment Agreement with Mr. McGuire (the “McGuire Employment Agreement”).

The McGuire Employment Agreement was for a one year initial term, after which the McGuire Employment Agreement automatically renews for one-year additional one year terms, unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Non-renewal of the McGuire Employment Agreement by the Company does not give rise to compensation for a separation of service from the Company except following a change in control of the Company. The McGuire Employment Agreement specifies an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. The McGuire Employment Agreement also provides Mr. McGuire with the opportunity to earn annual cash incentive compensation, with a current target of 110% of his annual base salary and long-term incentive compensation, with a current target of 160% of his annual base salary. Mr. McGuire’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The McGuire Employment Agreement provides for reimbursement for housing expenses, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements.

Under the McGuire Employment Agreement, the Company may separate the service of Mr. McGuire from the Company as a result of disability, for cause or without cause. Mr. McGuire may separate his service from the Company at any time without good reason and, following a change in control, with good reason. The service of Mr. McGuire will automatically be severed upon the death of Mr. McGuire.

Under the McGuire Employment Agreement, in the event of separation of the service of Mr. McGuire from the Company, Mr. McGuire will be entitled to severance that varies depending upon the circumstances of separation. Mr. McGuire’s severance benefits under the McGuire Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

By Mr. McGuire with Good Reason	By Mr. McGuire without Good Reason or Upon Mr. McGuire’s Retirement

•   Accrued base salary through the date of separation

•   Unreimbursed business expenses

•   Accrued and unpaid vacation days

•   Up to three months’ housing expense reimbursement

•   Relocation expenses from Bermuda

•   Reimbursement of one year of tax preparation expenses

•   Accrued base salary through the date of separation

•   Unreimbursed business expenses

•   Accrued and unpaid vacation days

•   Up to three months’ housing expense reimbursement

•   Relocation expenses from Bermuda

•   Reimbursement of one year of tax preparation expenses

By the Company without Cause or by Mr. McGuire with Good Reason following a Change in Control	Upon Mr. McGuire’s Death or Disability

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

•     The average of the annual incentive awards over the past three years

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. McGuire would be entitled if a severance of his service occurred on December 31, 2014 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. McGuire would be required to execute a general release of claims against the Company. The severance of Mr. McGuire may be delayed for six months following a separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, the severance payments may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the McGuire Employment Agreement, Mr. McGuire is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. McGuire’s non-competition and non-solicitation obligations extend for six months following his separation from service.

Chief Executive Officer, Global Insurance

On February 27, 2013, the Company entered into an employment agreement with Mr. Kuhn (the “Kuhn Employment Agreement”).

The Kuhn Employment Agreement was for an initial two year term, after which it renews automatically for one-year periods unless notice of separation from service is provided by the Company or Mr. Kuhn at least 90 days prior to the end of the term. Non-renewal of the Kuhn Employment Agreement by the Company does not give rise to compensation for a separation of Mr. Kuhn’s service from the Company except following a change in control of the Company. The Kuhn Employment Agreement specifies for Mr. Kuhn an annual base salary of $700,000, subject to increase at the discretion of the Board of Directors of the Company. The Kuhn Employment Agreement also provides Mr. Kuhn with the opportunity to earn annual cash incentive compensation, with a target of 110% of his annual base salary and long-term incentive compensation, with a target of 160% of his annual base salary. Mr. Kuhn’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The Kuhn Employment Agreement provides for reimbursement for housing expenses for Mr. Kuhn, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Kuhn.

Under the Kuhn Employment Agreement, the Company may separate Mr. Kuhn’s service from the Company as a result of disability, for cause or without cause. Mr. Kuhn may separate his service from the Company at any time with or without good reason. Mr. Kuhn’s service from the Company will automatically be severed upon his death.

Under the Kuhn Employment Agreement, in the event of separation of the service of Mr. Kuhn from the Company, Mr. Kuhn will be entitled to severance that varies depending upon the circumstances of separation. Mr. Kuhn’s severance benefits under the Kuhn Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause
• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days • Up to three months’ housing expense reimbursement

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

•     The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

By Mr. Kuhn with Good Reason	By Mr. Kuhn without Good Reason or Upon Mr. Kuhn’s Retirement

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

•     The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Base salary for the duration of the non-competition period (up to twelve months)

•     Continuation of medical, dental, vision and life insurance for the duration of the non-competition period (up to twelve months)

By the Company without Cause or by Mr. Kuhn with Good Reason following a Change in Control	Upon Mr. Kuhn’s Death

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Twelve months of base salary

•    Twelve months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

Upon Mr. Kuhn’s Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Six months of base salary (less any long-term disability benefits)

The amount of the payments and benefits to which Mr. Kuhn would be entitled if a severance of his service occurred on December 31, 2014 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Kuhn is required to execute a general release of claims against the Company. Mr. Kuhn’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Kuhn’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Kuhn Employment Agreement, Mr. Kuhn is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Kuhn’s non-competition and non-solicitation obligations extend for between one month and one year following his separation from service, depending upon the circumstances of his separation from service.

Chief Executive Officer, Global Reinsurance

On February 27, 2013, the Company entered into an employment agreement with Mr. Faure (the “Faure Employment Agreement”).

The Faure Employment Agreement was for an initial one year term, after which it renews automatically for one-year periods unless notice of separation from service is provided by the Company or Mr. Faure at least 90 days prior to the end of the term. Non-renewal of the Faure Employment Agreement by the Company does not give rise to compensation for a separation of Mr. Faure’s service from the Company except following a change in control of the Company. The Faure Employment Agreement specifies for Mr. Faure an annual base salary of $550,000, subject to increase at the discretion of the Board of Directors of the Company. The Faure Employment Agreement also provides Mr. Faure with the opportunity to earn annual cash incentive compensation, with a target of 110% of his annual base salary and long-term incentive compensation, with a target of 160% of his annual base salary. Mr. Faure’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The Faure Employment Agreement provides for reimbursement for Bermuda housing expenses for Mr. Faure, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Faure.

Under the Faure Employment Agreement, the Company may separate Mr. Faure’s service from the Company as a result of disability, for cause or without cause. Mr. Faure may separate his service from the Company at any time with or without good reason. Mr. Faure’s service from the Company will automatically be severed upon his death.

Under the Faure Employment Agreement, in the event of separation of the service of Mr. Faure from the Company, Mr. Faure will be entitled to severance that varies depending upon the circumstances of separation. Mr. Faure’s severance benefits under the Faure Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause
• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days • Up to three months’ housing expense reimbursement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Twelve months of base salary

•    Twelve months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

By Mr. Faure with Good Reason	By Mr. Faure without Good Reason or Upon Mr. Faure’s Retirement

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

•     The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Base salary for the duration of the non-competition period (up to twelve months)

•     Continuation of medical, dental, vision and life insurance for the duration of the non-competition period (up to twelve months)

By the Company without Cause or by Mr. Faure with Good Reason following a Change in Control	Upon Mr. Faure’s Death or Disability

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•     Twelve months of base salary

•     Twelve months continuation of medical, dental, vision and life insurance

•     The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•     The average of the annual incentive awards over the past three years

•     Accrued base salary through the date of separation

•     Unreimbursed business expenses

•     Accrued and unpaid vacation days

•     Up to three months’ housing expense reimbursement

•     Relocation expenses from Bermuda

•     Reimbursement of one year of tax preparation expenses

•     Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•     A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. Faure would be entitled if a severance of his service occurred on December 31, 2014 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Faure is required to execute a general release of claims against the Company. Mr. Faure’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Faure’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Faure Employment Agreement, Mr. Faure is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Faure’s non-competition and non-solicitation obligations extend for between one month and one year following his separation from service, depending upon the circumstances of his separation from service.

Chief Administrative Officer

On August 26, 2014, the Company entered into an employment agreement with Mr. Goshen (the “Goshen Employment Agreement”).

The Goshen Employment Agreement is for an initial one year term, after which it renews automatically for one-year periods unless notice of separation from service is provided by the Company (at least 3 months prior to the end of the term) or Mr. Goshen (at any time prior to the end of the term). Non-renewal of the Goshen Employment Agreement by the Company constitutes a separation of service by the Company without cause. The Goshen Employment Agreement specifies for Mr. Goshen an annual base salary of $400,000, subject to increase at the discretion of the Board of Directors of the Company. The Goshen Employment Agreement also provides Mr. Goshen with the opportunity to earn annual cash incentive compensation, with a target of 80% of his annual base salary and long-term incentive compensation, with a target of 125% of his annual base salary. Mr. Goshen’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The Goshen Employment Agreement provided for a signing bonus of $1,000,000, which is subject to repayment to the Company if Mr. Goshen’s service with the Company is severed by the Company for cause or by Mr. Goshen without good reason on or prior to February 24, 2016.

Under the Goshen Employment Agreement, the Company may separate Mr. Goshen’s service from the Company as a result of disability, for cause or without cause. Mr. Goshen may separate his service from the Company at any time with or without good reason. Mr. Goshen’s service from the Company will automatically be severed upon his death.

Under the Goshen Employment Agreement, in the event of separation of the service of Mr. Goshen from the Company, Mr. Goshen will be entitled to severance that varies depending upon the circumstances of separation. Mr. Goshen’s severance benefits under the Goshen Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause
• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days

•  Accrued base salary through the date of separation

•  Unreimbursed business expenses

•  Accrued and unpaid vacation days

•  Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•  A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•  Nine months of base salary

•  Nine months continuation of medical, dental, vision and life insurance

•  The value of 50% of unvested long-term incentive awards

By Mr. Goshen with Good Reason	By Mr. Goshen without Good Reason or Upon Mr. Goshen’s Retirement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Six months of base salary

•    Six months continuation of medical, dental, vision and life insurance

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Six months of base salary

•    Six months continuation of medical, dental, vision and life insurance

By the Company without Cause or by Mr. Goshen with Good Reason following a Change in Control	Upon Mr. Goshen’s Death or Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. Goshen would be entitled if a severance of his service occurred on December 31, 2014 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Goshen is required to execute a general release of claims against the Company. Mr. Goshen’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Goshen’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Goshen Employment Agreement, Mr. Goshen is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Goshen’s non-competition and non-solicitation obligations apply during his applicable notice periods and for six months following his separation from service, depending upon the circumstances of his separation from service.

Potential Payments Upon Termination of Employment or Change in Control

Termination of Employment

In connection with the employment agreements as described above, the Named Executive Officers are entitled to payments and benefits upon certain qualifying terminations of their employment relationships with us. The Named Executive Officers’ employment relationships with the Company may be terminated for any of the following reasons: (i) the Named Executive Officer’s death or disability, (ii) by the Company with or without cause, (iii) by the Named Executive Officer with or without good reason or (iv) as a result of the Named Executive Officer’s retirement. With respect to each Named Executive Officer with an employment agreement, “disability,” “cause,” and “good reason” are defined in the applicable employment agreement. To receive the payments described below, the Named Executive Officers would be required to execute a general release of claims against the Company. Those Named Executive Officers with employment agreements are subject to post-employment non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements.

The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2014, using the closing price of $59.84 on December 31, 2014 and the employment agreements in effect on that date. Base salary payments and the continuation of health insurance benefits are made over time in accordance with the Company’s normal payroll schedule, while the other payments and benefits are typically delivered in a lump sum following the date of termination. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time.

John R. Charman

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Accelerated Vesting of Awards	—	15,519,594	15,519,594	—	31,039,187	15,519,594
Housing Expenses	—	—	—	—	—	—
Continuation of Health Benefits	—	—	—	—	—	—
Tax Preparation Expenses	—	—	—	—	—	—
Vacation Days (1)	2	2	2	2	2	2
Relocation Expenses	—	—	—	—	—	—

Total	2	15,519,596	15,519,596	2	31,039,189	15,519,596

Michael J. McGuire

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	500,000	—	—	500,000	—
Bonus	—	550,000	—	—	880,000	550,000
Accelerated Vesting of Awards	—	—	—	—	1,879,531	1,879,531
Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000
Continuation of Health Benefits	—	40,431	—	—	40,431	—
Tax Preparation Expenses (2)	3,600	3,600	3,600	3,600	3,600	3,600
Vacation Days (1)	9,615	9,615	9,615	9,615	9,615	9,615
Relocation Expenses (3)	15,652	15,652	15,652	15,652	15,652	15,652

Total	58,867	1,149,298	58,867	58,867	3,358,830	2,488,399

John A. Kuhn

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement(4) ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability(5) ($)
Salary	—	700,000	700,000	700,000	700,000	350,000
Bonus	—	770,000	770,000	—	1,562,500	770,000
Accelerated Vesting of Awards	—	1,407,197	1,407,197	—	2,023,430	2,023,430
Housing Expenses	49,500	49,500	49,500	49,500	49,500	49,500
Continuation of Health Benefits	—	38,610	38,610	38,610	38,610	—
Tax Preparation Expenses (2)	—	3,600	3,600	—	3,600	3,600
Vacation Days (1)	13,462	13,462	13,462	13,462	13,462	13,462
Relocation Expenses	—	—	—	—	—	—

Total	62,962	2,982,369	2,982,369	801,571	4,391,100	3,209,991

Jerome Faure

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement(4) ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	550,000	550,000	550,000	550,000	—
Bonus	—	605,000	605,000	—	1,210,000	605,000
Accelerated Vesting of Awards	—	635,381	635,381	—	1,105,065	1,105,065
Housing Expenses	—	—	—	—	—	—
Continuation of Health Benefits	—	38,358	38,358	38,358	38,358	—
Tax Preparation Expenses (2)	—	3,600	3,600	—	3,600	3,600
Vacation Days (1)	10,577	10,577	10,577	10,577	10,577	10,577
Relocation Expenses	—	—	—	—	—	—

Total	10,577	1,842,916	1,842,916	598,935	2,917,600	1,724,242

Brian W. Goshen

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	300,000	200,000	200,000	300,000	—
Bonus	—	320,000	—	—	640,000	320,000
Accelerated Vesting of Awards	—	89,760	—	—	179,520	179,520
Housing Expenses	—	—	—	—	—	—
Continuation of Health Benefits	—	10,110	6,740	6,740	10,110	—
Tax Preparation Expenses	—	—	—	—	—	—
Vacation Days (1)	7,692	7,692	7,692	7,692	7,692	7,692
Relocation Expenses	—	—	—	—	—	—

Total	7,692	727,562	214,432	214,432	1,137,322	507,212

(1)	Estimated vacation day payment based upon an assumed five accrued and unused vacation days and a year of 260 working days.
(2)	Estimated tax preparation payment based upon an assumed $3,600 reimbursable payment.
(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.
(4)	Salary is payable to Mr. Kuhn or Mr. Faure upon departure without good reason only to the extent the Company elects to impose one year of post-employment non-competition and non-solicitation restrictions on Mr. Kuhn or Mr. Faure.
(5)	Salary is payable to Mr. Kuhn only upon disability and is reduced to the extent Mr. Kuhn receives long-term disability insurance payments.

Change in Control

Upon the occurrence of a change in control and termination of employment within 24 months of the change in control under the Company’s 2007 Equity Incentive Plan (the “Plan”) outstanding long-term incentive awards become fully vested. Under the Plan, a change in control occurs if any one of the following events occurs:

•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board of Directors constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.

If a change in control occurred on December 31, 2014 and the employment of each of the Named Executive Officers was terminated, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares, restricted cash and options as of December 31, 2014, based upon the closing price on December 31, 2014 of the Company’s ordinary shares of $59.84. These amounts have also been reflected in the tables listed under “Termination of Employment” above, in the row in each table captioned “Accelerated Vesting of Awards”.

Name	Restricted Shares ($)	Restricted Cash ($)	Options ($)	Total ($)
John R. Charman	25,451,987	—	5,587,200	31,039,187
Michael J. McGuire	1,778,265	101,266	—	1,879,531
John A. Kuhn	2,023,430	—	—	2,023,430
Jerome Faure	1,105,065	—	—	1,105,065
Brian W. Goshen	179,520	—	—	179,520

Compensation Committee Interlocks and Insider Participation

None of the directors that served on the Compensation Committee during 2014 has ever served as an employee or officer of the Company or has any other relationship with the Company that would be required to be disclosed under any paragraph of Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of each person or group who, as of March 20, 2015, owned, to the Company’s knowledge, more than 5% of the Company’s 45,120,686 ordinary shares outstanding as of that date.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage
FMR LLC (2)	3,606,854	7.99%
Dimensional Fund Advisors LP (3)	3,559,618	7.89%
The Vanguard Group (4)	2,535,775	5.62%
Champlain Investment Partners, LLC (5)	2,482,915	5.50%

(1)	The address for each beneficial owner is listed in the relevant footnote.
(2)	The following information is based on the Schedule 13G/A filed on February 13, 2015 by FMR LLC. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)	The information included herein is based on the Schedule 13G/A filed on February 5, 2015 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the ordinary shares that are owned by the Funds and may be deemed to be the beneficial owner of the ordinary shares held by the Funds. However, all ordinary shares described above are owned by the Funds. Dimensional disclaims beneficial ownership of such ordinary shares.
(4)	The information included herein is based on the Schedule 13G/A filed on February 9, 2015 by The Vanguard Group. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,162 ordinary shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,800 ordinary shares as a result of its serving as investment manager of Australian investment offerings.
(5)	The information included herein is based on the Schedule 13G filed on February 4, 2015 by Champlain Investment Partners LLC (“Champlain”). Champlain’s address is 180 Battery Street, Burlington, Vermont 05401.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership as of March 20, 2015 of the ordinary shares of the Company by each director, each director nominee and each Named Executive Officer of the Company and all such directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Options	Number of Shares	Total (2)	Percentage
Directors
John T. Baily (3)	—	31,807	31,807	*
Norman Barham	—	25,683	25,683	*
Galen R. Barnes	—	19,683	19,683	*
William H. Bolinder	—	32,612	32,612	*
Philip M. Butterfield		0	0	*
Steven W. Carlsen	—	50,133	50,133	*
John R. Charman (4)	320,000	1,696,360	2,016,360	4.47%
Susan S. Fleming	—	8,297	8,297	*
Scott D. Moore	—	19,329	19,329	*
William J. Raver	—	15,919	15,919	*
Robert A. Spass (5)	—	144,708	144,708	*
Named Executive Officers
Jerome Faure	—	42,700	42,700	*
Brian W. Goshen	—	16,798	16,798	*
John A. Kuhn	—	77,612	77,612	*
Michael J. McGuire	—	149,377	149,377	*
All directors and executive officers as a group	320,000	2,331,018	2,651,018	5.88%

*	Less than 1%. On March 20, 2015, there were 45,120,686 ordinary shares outstanding.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
(2)	Includes the outstanding ordinary shares and assumes the exercise of all options vesting within 60 days of March 20, 2015.
(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.
(4)	Includes 668,603 ordinary shares owned by Dragon Global Holdings Ltd., 158,251 ordinary shares owned by The Fortis Trust and 158,251 ordinary shares owned by The Prometheus Trust. Mr. Charman disclaims ownership of such shares.
(5)	Includes 2,029 ordinary shares owned by Capital Z Partners Management, LLC, an entity in which Mr. Spass owns a non-controlling limited liability interest. Mr. Spass disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Transactions with Fidelity Management & Research Company

On February 13, 2015, Fidelity Management & Research Company (“Fidelity”) filed a Schedule 13G/A with the SEC disclosing that its subsidiaries held, in the aggregate, approximately 8.1% of Endurance’s ordinary shares as of December 31, 2014. Subsidiaries of Fidelity provide the Company and its subsidiaries with investment management services. During the year ended December 31, 2014, the Company paid or accrued fees of approximately $1.4 million for those services. All fee arrangements were entered into pursuant to arm’s length transactions at prevailing market rates for the services rendered. Following the procedures set forth above under “Board of Directors – Review and Approval of Transactions with Related Persons,” the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2015, reviewed and ratified the various relationships and transactions by and among the Company, Fidelity and their applicable affiliated companies.

REPORT OF THE AUDIT COMMITTEE

The following report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Messrs. Baily, Bolinder, Butterfield, Moore and Raver currently serve on the Audit Committee. All current members of the Audit Committee will continue as members of the Audit Committee, assuming they are re-elected to the Board of Directors by the shareholders.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an “audit committee financial expert” as defined by SEC rules promulgated under the Exchange Act. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1) - (3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed and discussed the Company’s quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed the Company’s loss reserves;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communications with Audit Committees” and (3) responsibilities, budget and staffing of the Company’s internal audit function;

•	received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors the independent auditors’ independence; and

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K.

In addition to the actions described above taken in connection with the preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. The Company’s internal audit department objective is to evaluate and improve the effectiveness of the Company’s governance, risk management, internal control. The Audit Committee oversees the internal audit department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the Company’s Internal Audit Department Charter which is reviewed by the Audit Committee. To assist with the Audit Committee’s oversight, the Company’s internal audit department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing the results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Company’s independent auditor and provides assistance to the members of the Board in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. The Company’s current independent registered public accounting firm is Ernst & Young Ltd. (“Ernst & Young”). Ernst & Young has been the Company’s independent registered public accounting firm since 2001 and the Audit Committee has selected Ernst & Young to be the Company’s independent registered public accounting firm for 2015.

The Audit Committee contracts with and sets the fees paid to the Company’s independent auditor. The fees for services for Ernst & Young’s audit services the past two fiscal years are set forth under “Audit Fees.” Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and audit of internal control over financial reporting as required under Section 404 of the Sarbanes Oxley Act of 2002.

The Audit Committee also determines that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Audit Fees.” The Audit Committee annually conducts an evaluation of the independent auditors to determine if they will recommend the retention of the independent auditors. As part of the evaluation of the independent auditors, the Audit Committee surveys select Company management and all members of the Audit Committee to determine if the independent auditors are meeting Company expectations. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditors describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. Based upon the results of the evaluations mentioned, the Audit Committee recommends the retention of Ernst & Young as the Company’s independent auditors based upon the quality of audit services and sufficiency of resources provided.

While the Audit Committee has the duties and responsibilities set forth above and in its charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations, its Code of Business Conduct and Ethics or its Corporate Governance Guidelines.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Respectfully submitted,

John T. Baily (Chairman)

William H. Bolinder

Philip M. Butterfield

Scott D. Moore

William J. Raver

AUDIT FEES

Ernst & Young Ltd. Fees and Services

	2014 Actual Fees ($)	2013 Actual Fees ($)
Audit Fees	3,964,420	3,802,548
Audit-Related Fees	170,466	112,432
Tax Fees	17,071	—
All Other Fees	—	—

Total Fees	4,151,957	3,914,980

Audit fees for 2014 and 2013 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, Sarbanes-Oxley Section 404 attestation services, comfort letters, SEC and regulatory filings or engagements.

Audit-related fees for 2014 and 2013 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits, accounting consultations, consultations concerning accounting and reporting standards, consultation regarding certain regulatory matters and access to certain accounting and auditing information.

Tax fees for 2014 consist of fees paid to Ernst & Young Ltd. for tax compliance and tax advice.

The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.

Pre-Approval Policies and Procedure

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.

Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

During 2014, the Audit Committee approved all of Ernst & Young Ltd.’s audit and permissible non-audit services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes its directors and executive officers complied with all applicable Section  16(a) filing requirements.

OTHER MATTERS

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2016

Under the U.S. federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2016 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda addressed to the Secretary by December 11, 2015. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 24, 2016.

If a shareholder desires to nominate one or more individuals for election as directors at the 2016 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than December 11, 2015 and no earlier than November 11, 2015. Any notice for a director nomination shall include the information set forth under “Board of Directors – Director Nominee Process” above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES

AND CODE OF BUSINESS CONDUCT AND ETHICS

The Company’s Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:

•	Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.

If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda. In addition, financial reports and filings with the SEC, including the Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

APPENDIX A

Endurance Specialty Holdings Ltd.

2015 Employee Share Purchase Plan

1. Purpose. The Endurance Specialty Holdings Ltd. 2015 Employee Share Purchase Plan (the “Plan”) is established for the benefit of employees of Endurance Specialty Holdings Ltd. (the “Company”) and its Designated Subsidiaries (as defined below). The Plan is intended to provide the employees of the Company and its Designated Subsidiaries with an opportunity to purchase the Company’s ordinary shares, par value U.S.$1.00 (the “Shares”). It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2. Definitions.

a. “Board” shall mean the Board of Directors of the Company.

b. “Change in Capitalization” shall mean any amalgamation, merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, stock split, reverse stock split, scheme of arrangement, share combination, or other similar change in the capital structure of the Company affecting the Shares.

c. “Committee” shall mean a committee appointed by the Board from members of senior management of the Company, consisting of at least three members, whose purpose shall be to administer the Plan and to perform the functions of the Committee as set forth herein.

d. “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee’s Employer, if such leave is for a continuous period of not more than six months or if re-employment upon the expiration of such leave is guaranteed by contract or statute.

e. “Designated Subsidiaries” shall mean the Subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations (as such term is defined by Internal Revenue Regulation 1.421-1) which become subsidiaries of the Company after the adoption of the Plan.

f. “Eligible Compensation” shall mean the gross amount of an Employee’s base salary and shall exclude all other payments, including, without limitation, performance bonuses, hiring bonuses, cash recognition awards, commissions, overtime pay, shift premiums, elective contributions by an Employee to qualified employee benefit plans, long-term disability or workers compensation payments, perquisite payments, expense reimbursement payments, housing allowances, tax gross-up payments and non-cash awards.

g. “Employee” shall mean any person, including an officer, who as of an Offering Date has been regularly employed by the Company or a Designated Subsidiary of the Company for at least five months and whose customary employment is more than 20 hours per week.

h. “Employer” shall mean, as to any particular Employee, the company or corporation which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

i. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

j. “Exercise Date” shall mean the Trading Day that occurs on or immediately preceding the last calendar day of the Purchase Period, except as the Committee may otherwise provide.

k. “Fair Market Value” per Share as of a particular date shall mean (i) the closing sales price per Share as reported by any established stock exchange or market system if the Shares are traded on such an exchange or market system (and the largest such exchange or market system if the Shares are traded on more than one exchange or market system) on such date, or if not so reported on such date, on the immediately preceding date on which trading occurred, (ii) in the event the Shares are not so traded on an exchange or market system, then the mean between the bid and asked prices for the Shares as quoted on the Nasdaq Stock Market on such date, or if not so reported on such date, on the immediately preceding date on which trading occurred, or (iii) in the event the Shares are not so traded or quoted on such date, the fair market value as determined by the Committee.

l. “Offering Date” shall mean the first Trading Day of each Purchase Period of the Plan. The Offering Date of a Purchase Period is the grant date for the options offered in such Purchase Period.

m. “Participant” shall mean an Employee who participates in the Plan.

n. “Purchase Period” shall mean each time period for offerings to occur established from time to time by the Committee pursuant to Section 4 hereof. The first Purchase Period under the Plan, however, shall commence on July 1, 2015 and shall end on September 30, 2015.

o. “Subsidiary” shall mean any company or corporation (other than the Company) in an unbroken chain of companies or corporations beginning with the Company if, at the time of granting an option, each of the companies or corporations other than the last company or corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies or corporations in such chain.

p. “Trading Day” shall mean a day (i) on which the largest exchange or market system upon which the Shares are traded is open for trading, (ii) in the event the Shares are not so traded on an exchange or market system, on which the Nasdaq Stock Market is open for trading or (iii) in the event the Shares are not traded on an exchange or market system or the Nasdaq Stock Market, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

3. Eligibility.

a. Subject to the requirements of Section 3(b) hereof, any person who is an Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Purchase Period commencing on such Offering Date in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5) and (8) thereof) and the regulations promulgated thereunder. Sub-plans established under the Plan outside of the United States need not comply with the Code and associated regulations.

b. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, (i) such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary of the Company would accrue at a rate which exceeds twenty-five thousand dollars (U.S.$25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as possible to the Employee without interest.

4. Purchase Periods; Duration of Plan. The Plan shall be implemented by a series of consecutive Purchase Periods. The Plan shall continue until terminated in accordance with Section 19 hereof. Subject to Section 19 hereof, the Committee shall have the power to change the duration and/or the frequency of Purchase Periods with respect to future offerings. In no event, however, shall any option granted hereunder be exercisable more than 24 months from its date of grant.

5. Grant of Option; Participation; Price.

a. Subject to the prior written consent of the Bermuda Monetary Authority, on each Offering Date the Company shall commence an offering by granting each eligible Employee who has elected to become a Participant an option to purchase Shares, subject to the limitations set forth in Sections 3.b. and 11 hereof. Each option so granted shall be exercisable for the number of Shares described in Section 7 hereof and shall be exercisable only on the Exercise Date.

b. Each eligible Employee may elect to become a Participant in the Plan with respect to a Purchase Period by filing a subscription agreement with his or her Employer authorizing payroll deductions in accordance with Section 6 hereof and filing it with the Company or the Employer in accordance with the form’s instructions at least ten business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all Employees with respect to a given offering. Such authorization will remain in effect for subsequent Purchase Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date.

c. Unless a higher price is designated by the Committee, the option price per Share subject to an offering shall be 85% of the Fair Market Value of a Share on the Exercise Date.

6. Payroll Deductions and Cash Payments.

a. Subject to the provisions hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from one percent to ten percent of such Participant’s Eligible Compensation for each pay period (the permissible range within such percentages to be determined by the Committee from time to time). A Participant may increase or decrease such payroll deduction by filing a new authorization form with his or her Employer at least ten days prior to the applicable Offering Date, unless a later time for filing such authorization form is set by the Committee for all Employees with respect to a given offering. The Committee may, in its discretion, limit the number of payroll reduction percentage changes by Participants All payroll deductions made by a Participant shall be credited to such Participant’s bookkeeping account under the Plan and shall be effective as of the next practicable payroll period following the date of filing of the new authorization form.

b. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions shall be decreased to 0% at any time during a Purchase Period. Payroll deductions shall automatically recommence at the rate provided in such Participant’s subscription agreement (prior to the reduction) at the start of the first Purchase Period commencing in the following calendar year.

c. A Participant may withdraw from the Plan as provided in Section 9, which will terminate his or her payroll deductions for the Purchase Period in which such withdrawal occurs.

7. Exercise of Option.

a. Unless a Participant withdraws from the Plan as provided in Section 9 hereof, or unless the Committee otherwise provides, such Participant’s election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole Shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions credited to the Participant’s account under the Plan. No fractional shares shall be issued upon the exercise of an option.

b. Any cash balance remaining in a Participant’s account after an Exercise Date will be carried forward to the Participant’s account for the purchase of Shares on the next Exercise Date if the Participant does not elect to cease to participate in the Plan. A Participant who has elected to cease participation in the Plan will receive a cash payment equal to the cash balance of his or her account.

8. Delivery of Shares; Rights as a Shareholder; Restriction on Transfer. As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall arrange the allocation of the Shares purchased upon exercise of a Participant’s option to the Participant’s account with a broker selected by the Company. The Shares shall be held in such brokerage account until they are sold or transferred by such participant. Participants shall be treated as the owners of their Shares effective as of the Exercise Date. Unless otherwise determined by the Committee, Shares delivered to a Participant hereunder may not be disposed of, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, by the Participant prior to the expiration of the one year period following the Exercise Date for such Shares and the Shares shall bear a legend denoting such restrictions as may be determined by the Committee to be appropriate.

9. Withdrawal; Termination of Employment.

a. In conjunction with a Participant’s withdrawal from participation in the Plan, a Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares by giving written notice to the Company at least 10 days prior to the next occurring Exercise Date. All such cash amount credited to such Participant’s account shall be paid to such Participant promptly after receipt of such Participant’s notice of withdrawal and such Participant’s option for the Purchase Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Purchase Period.

b. Upon termination of a Participant’s Continuous Status as an Employee during a Purchase Period for any reason, whether lawful or unlawful, including voluntary termination, retirement or death, the cash amounts credited to such Participant’s account that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 13 hereof, and such Participant’s option for the Purchase Period in which the termination occurs will be automatically terminated. For the purposes of the plan, the Participant’s employment shall be deemed to have terminated on the earlier of the date upon which his or her employment actually terminates and the date on which he or she shall have given or received notice of termination of his or her employment.

c. Upon a Participant’s withdrawal from the Plan, such Participant will not be eligible to participate in succeeding Purchase Periods which commence on or before the one year anniversary of the date of the Participant’s withdrawal from the Plan. A Participant’s withdrawal from the Plan will not have any effect upon such Participant’s eligibility to participate in any other plan which may hereafter be adopted by the Company.

10. Interest. No interest shall accrue on or be payable with respect to any cash amount credited to a Participant under the Plan.

11. Shares.

a. Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares which shall be reserved for sale under the Plan shall be 300,000. Such Shares shall be authorized and unissued Shares. If the total number of Shares which would otherwise be purchased pursuant to options granted hereunder on an Exercise Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding) or there is insufficient unissued share capital of the Company, the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable and in compliance with the provisions of Section 423 of the Code. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

b. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

c. Shares for the Plan may be sourced by the Company from Shares purchased in the open market, treasury shares, or authorized and unissued shares.

12. Administration. The Plan shall be administered by the Committee. At any time and from time to time, the Board may delegate to the Committee the Board’s power and authority under the Plan pursuant to such conditions or limitations as the Board may establish. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan. Any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of a Participant by the Company. Any brokerage fees for the purchase of Shares by a Participant under the Plan shall be paid by the Company, but brokerage fees for the resale of Shares by a Participant shall be borne by the Participant.

13. Designation of Beneficiary.

a. A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any cash remaining in such Participant’s account under the Plan in the event of the Participant’s death.

b. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. Transferability. Neither cash amounts credited to a Participant’s account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 13 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

16. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants as soon as practicable following each Purchase Period, which statements will set forth the amounts of payroll deductions, the per Share purchase price, the number of Shares purchased and the remaining cash balance, if any.

17. Effect of Certain Changes. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised.

18. Term of Plan. Subject to the Board’s right to discontinue the Plan (and thereby end its Term) pursuant to Section 19 hereof, the Term of the Plan (and its last Purchase Period) shall end on the tenth anniversary of the commencement of the first Purchase Period. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants’ accounts under the Plan shall be delivered to the respective Participant (or the Participant’s legal representative) as soon as practicable.

19. Amendment to and Discontinuance of Plan.

a. Without the approval of a majority of the Shares voted at a meeting duly called, no amendment to the Plan shall be made (i) increasing the number of Shares approved for the Plan (other than as provided in Section 17 hereof), (ii) decreasing the option price per Share to less than 85% of the Fair Market Value of a Share on the Exercise Date or (iii) to the extent such amendment to the Plan requires shareholder approval in order to comply with Section 423 of the Code or Rule 16b-3 under the Exchange Act or to comply with any other applicable law, regulation or stock exchange or national or international quotation system rule. Subject to the limitations set forth in the immediately preceding sentence, the Board may at any time, or from time to time, amend this Plan in any respect, including without limitation by (i) increasing or decreasing the option price per Share, (ii) subject to Section 423(b)(4) of the Code, excluding highly compensated employees (within the meaning of section 414(q) of the Code) from participation in the Plan, (iii) decreasing the maximum amount of payroll deduction for purchases and the number of shares that Participants may purchase during any Purchase Period, (iv) modifying the Purchase Period in which employees may purchase Shares under the Plan (except that a Purchase Period may not exceed 24 months), (v) suspending or discontinuing the Plan and (vi) establishing sub-plans under the Plan that permit offerings to employees of certain Subsidiaries, which sub-plans are not intended to satisfy the requirements of Section 423 of the Code, in each case in accordance with applicable laws, and in the case of clauses (i) through (iv), in accordance with the requirements of the Code (including, but not limited to, Section 423(b)) and the regulations thereunder.

b. Except as provided in Section 17 hereof, no suspension or discontinuance of the Plan may adversely affect options previously granted and no amendment to the Plan may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant.

c. In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of Shares on the next Exercise Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase Shares shall be returned to the Participants as soon as administratively feasible.

d. In the event of the sale of all or substantially all of the assets of the Company, or the merger, amalgamation or consolidation of the Company with or into another entity, or the entry by the Company into a scheme of arrangement, or the dissolution or liquidation of the Company, an Exercise Date shall be deemed to occur on the Trading Day immediately preceding the date of such event, unless otherwise provided by the Board in its sole discretion, including the exercise of such discretion to provide for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Regulations and Other Approvals; Governing Law.

a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of Bermuda without giving effect to the choice of law principles thereof.

b. The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

22. Withholding of Taxes.

(a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the applicable Offering Date or within the one-year period commencing on the day after the applicable Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b) If taxes are owed upon exercise in a Participant’s jurisdiction, such Participant shall be responsible for any taxes, employer’s or employee’s social contributions or similar liabilities chargeable on any assessable income deriving from participation in the Plan and shall remit such amounts owed to the Company as soon as practicable so that the Company may then properly remit such amounts to the proper authorities.

23. Rights as an Employee. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or any Subsidiary or affiliate thereof or to affect the Company’s or any Subsidiary’s or affiliate’s right to terminate the employment of any person at any time with or without cause. Participation in the Plan by Participants is a matter entirely separate from any pension right or term or condition of employment and participation in the Plan shall in no respect whatever affect in any way a Participant’s pension rights or terms or conditions of employment and in particular (but without prejudice to the generality of the foregoing) any Participant who leaves the employment of the Company or of a Designated Subsidiary for any reason (whether such termination is lawful or unlawful) shall not be entitled to any compensation for any loss or diminution of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

24. Effective Date. The Plan shall be effective on July 1, 2015, subject to the approval of the Plan by the shareholders of the Company.

Endurance Specialty Holdings Ltd.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 20, 2015.

Vote by Internet
• Go to www.envisionreports.com/ENH • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US Territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR”
Proposals 2, 3 and 4.

1. Election of Directors: Election of the eleven directors of the Company listed below (please mark your vote for each director separately):									+
	For	Withhold		For	Withhold		For	Withhold

01 - John T. Baily	☐	☐	05 - Philip M. Butterfield	☐	☐	09 - Scott D. Moore	☐	☐

02 - Norman Barham	☐	☐	06 - Steven W. Carlsen	☐	☐	10 - William J. Raver	☐	☐

03 - Galen R. Barnes	☐	☐	07 - John R. Charman	☐	☐	11 - Robert A. Spass	☐	☐

04 - William H. Bolinder	☐	☐	08 - Susan S. Fleming	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.	☐	☐	☐	3.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
							For	Against	Abstain
					4.	To adopt the 2015 Employee Share Purchase Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.

The Proxy Statement and the 2014 Annual Report on Form 10-K are available at: http://www.envisionreports.com/enh

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2015

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM08, Bermuda on Wednesday, May 20, 2015 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.	+